EXECUTION VERSION





                               CREDIT AGREEMENT



                         dated as of December 15, 2006

                                     among



                   TENNENBAUM OPPORTUNITIES PARTNERS V, LP,
                                 as Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                  as Lenders,



                        WACHOVIA CAPITAL MARKETS, LLC,
          as Administrative Agent, Lead Manager and Joint Bookrunner,


                                      and

                        BANC OF AMERICA SECURITIES LLC,
                    as Co-Lead Manager and Joint Bookrunner


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                               TABLE OF CONTENTS
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                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

Section 1.1       Defined Terms...................................................................................1
Section 1.2       Use of Defined Terms............................................................................1
Section 1.3       Interpretation..................................................................................2
Section 1.4       Accounting Matters..............................................................................2
Section 1.5       Collateral Documents............................................................................2
Section 1.6       Conflict Between Credit Documents...............................................................3
Section 1.7       Legal Representation of the Parties.............................................................3
Section 1.8       References to Definitions in the Collateral Valuation Schedules.................................3


                                  ARTICLE II

                                  COMMITMENTS

Section 2.1       Commitments.....................................................................................3
         Section 2.1.1              Commitment of Each Lender.....................................................3
         Section 2.1.2              Amount of Commitments.........................................................4
Section 2.2       Optional Reductions and Increases of Total Maximum Commitment...................................5
Section 2.3       Extension of Facility...........................................................................7
         Section 2.3.1              Notice of Extension...........................................................7
         Section 2.3.2              Withdrawing Lenders...........................................................7
         Section 2.3.3              Termination of Commitment of Withdrawing Lender...............................8
         Section 2.3.4              Assignment by Withdrawing Lender..............................................8
         Section 2.3.5              Total Maximum Commitment After Extension......................................8
Section 2.4       Fees............................................................................................8
         Section 2.4.1              Commitment Fee................................................................8
         Section 2.4.2              Administrative Agent's Fee....................................................9


                                  ARTICLE III

                            LOANS AND LENDER NOTES

Section 3.1       Borrowing Procedure.............................................................................9
         Section 3.1.1              Borrowing Requests............................................................9
         Section 3.1.2              Funding of Borrowings........................................................11
Section 3.2       Lender Notes.....................................................................................
Section 3.3       Principal Payments.............................................................................13
         Section 3.3.1              Repayments and Prepayments...................................................13
         Section 3.3.2              Application..................................................................14
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
Section 3.4       Interest.......................................................................................15
         Section 3.4.1              Interest Rules and Calculations..............................................15
         Section 3.4.2              Interest Periods.............................................................17
         Section 3.4.3              [Reserved]...................................................................17
         Section 3.4.4              Increased Costs, Illegality, etc.............................................18
         Section 3.4.5              Compensation.................................................................20
         Section 3.4.6              Change of Lending Office; Limitation on Indemnities..........................20
         Section 3.4.7              Replacement of Lenders.......................................................21
Section 3.5       Method and Place of Payment....................................................................22
Section 3.6       Net Payments...................................................................................22
Section 3.7       Other CP Conduit Lenders and Liquidity Providers; Designated CP Conduits and
                  Designated CP Conduit Committed Lenders........................................................25
Section 3.8       SPC Loans......................................................................................25


                                  ARTICLE IV

                        CONDITIONS TO CREDIT EXTENSIONS

Section 4.1       Initial Loans..................................................................................26
         Section 4.1.1              Evidence of Authority..........................................................
         Section 4.1.2              Agreement; Lender Notes......................................................27
         Section 4.1.3              Collateral Documents.........................................................27
         Section 4.1.4              Initial Borrowing Valuation Statement........................................28
         Section 4.1.5              Equity Capital Commitments in Relation to Facility Commitment and
                                    Preferred Interests..........................................................28
         Section 4.1.6              Investment Management Agreement, Co-Management Agreement and Borrower
                                    Organization Agreement.......................................................28
         Section 4.1.7              No Litigation, etc...........................................................28
         Section 4.1.8              Certificate as to Conditions, Warranties, No Default, etc....................28
         Section 4.1.9              Insurance Report, etc........................................................28
         Section 4.1.10             Opinions of Counsel..........................................................29
         Section 4.1.11             Investment Manager Letter....................................................29
         Section 4.1.12             Closing Fees, Expenses, etc..................................................29
         Section 4.1.13             Federal Reserve Form U-1 or G-3..............................................29
         Section 4.1.14             Rating of Loans and Preferred Interests......................................29
         Section 4.1.15             Satisfactory Legal Form......................................................29
         Section 4.1.16             Key Individuals..............................................................30
         Section 4.1.17             Independent Public Accountant................................................30
         Section 4.1.18             CP Conduit Ratings; Liquidity Backstop.......................................30
         Section 4.1.19             [Reserved]...................................................................30
         Section 4.1.20             [Reserved]...................................................................30
Section 4.2       All Loans......................................................................................30
         Section 4.2.1              Compliance with Warranties, Total Maximum Commitment, Borrowing Base,
                                    No Default, etc..............................................................30
         Section 4.2.2              Borrowing Request, etc.......................................................31
         Section 4.2.3              Regulations T, U and X.......................................................31

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                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

Section 5.1       Organization, etc..............................................................................32
         Section 5.1.1              Organization, Power, Authority, etc..........................................32
         Section 5.1.2              Exemption from Registration..................................................32
Section 5.2       Due Authorization, Non-Contravention, etc......................................................32
Section 5.3       Government Approval, Regulation, etc...........................................................32
Section 5.4       Validity, etc..................................................................................33
Section 5.5       Financial Information..........................................................................33
Section 5.6       Litigation, etc................................................................................33
Section 5.7       Regulations T, U and X.........................................................................33
Section 5.8       Pension and Welfare Plans......................................................................33
Section 5.9       Subsidiaries...................................................................................34
Section 5.10      Taxes..........................................................................................34
Section 5.11      Absence of Default.............................................................................34
Section 5.12      Capitalization.................................................................................34
Section 5.13      Ownership of Properties........................................................................34
Section 5.14      Real Property..................................................................................35
Section 5.15      [Reserved].....................................................................................35
Section 5.16      Environmental Warranties.......................................................................35
Section 5.17      Borrower's Business............................................................................35
Section 5.18      Collateral Documents...........................................................................35
Section 5.19      Investment Management Agreement................................................................36
Section 5.20      Use of Proceeds................................................................................36
Section 5.21      Compliance with Margin Requirements............................................................36
Section 5.22      Transaction Documents..........................................................................37
Section 5.23      Restatement and Reaffirmation..................................................................37


                                  ARTICLE VI

                                   COVENANTS

Section 6.1       Affirmative Covenants..........................................................................37
         Section 6.1.1              Collateral Valuation Covenant................................................37
         Section 6.1.2              Information, etc.............................................................40
         Section 6.1.3              Maintenance of Borrower's Existence, etc.....................................41
         Section 6.1.4              Foreign Qualification........................................................41
         Section 6.1.5              Payment of Taxes and Other Claims............................................41
         Section 6.1.6              Insurance....................................................................42
         Section 6.1.7              Notice of Default, Litigation, etc...........................................42
         Section 6.1.8              Performance of Obligations...................................................42
         Section 6.1.9              Audits; Books and Records....................................................43
         Section 6.1.10             Compliance with Laws, etc....................................................43
         Section 6.1.11             Environmental Matters........................................................43
         Section 6.1.12             Maintenance of Property......................................................44
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
         Section 6.1.13             Delivery; Further Assurances.................................................44
         Section 6.1.14             Investment Manager, etc......................................................45
         Section 6.1.15             Minimum Net Worth............................................................45
         Section 6.1.16             Affirmative Hedging Requirement..............................................45
         Section 6.1.17             Use of Proceeds..............................................................46
         Section 6.1.18             Compliance with Over-Collateralization Test..................................46
         Section 6.1.19             Regulations T, U, and X......................................................47
         Section 6.1.20             Plan Assets..................................................................47
         Section 6.1.21             Key Individuals..............................................................47
         Section 6.1.22             Regulated Investment Company.................................................47
         Section 6.1.23             Closed-end Company Status....................................................47
Section 6.2       Negative Covenants.............................................................................48
         Section 6.2.1              No Other Business; Subsidiaries..............................................48
         Section 6.2.2              Limitations on Debt or Equity Securities.....................................48
         Section 6.2.3              Liens........................................................................49
         Section 6.2.4              Performance of Obligations...................................................50
         Section 6.2.5              Limitations on Restricted Payments...........................................50
         Section 6.2.6              Change of Name, etc..........................................................52
         Section 6.2.7              Merger, Consolidation, Assignment; Successor Entity Substituted..............52
         Section 6.2.8              Investment Dispositions, etc.................................................53
         Section 6.2.9              Modification of Certain Instruments, Organic Documents, Agreements,
                                    etc..........................................................................53
         Section 6.2.10             Agreements Restricting Liens.................................................54
         Section 6.2.11             Inconsistent Agreements......................................................54
         Section 6.2.12             Environmental Matters........................................................54
         Section 6.2.13             Pension and Welfare Plans....................................................54
         Section 6.2.14             Payment of Management or Advisory Fees.......................................55
         Section 6.2.15             Limitation on Bank Loans.....................................................55
         Section 6.2.16             Commodities; Real Estate.....................................................55
         Section 6.2.17             Margin Stock.................................................................55
         Section 6.2.18             Limitations on Hedging and Short Sale Transactions...........................55
         Section 6.2.19             [Reserved]...................................................................56
         Section 6.2.20             Limitations on Transactions with Affiliates..................................56
         Section 6.2.21             Limitation on Hedging SPEs' Debt.............................................57
         Section 6.2.22             Maintenance of Separate Existence............................................57


                                  ARTICLE VII

                               EVENTS OF DEFAULT

Section 7.1       Events of Default..............................................................................57
         Section 7.1.1              Non-Payment of Obligations...................................................57
         Section 7.1.2              Over-Collateralization Test; Limitations on Hedging and Short Sale
                                    Transactions; Leverage.......................................................57
         Section 7.1.3              Non Performance of Other Obligations.........................................58
         Section 7.1.4              Breach of Warranty...........................................................58
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
         Section 7.1.5              [Reserved]...................................................................58
         Section 7.1.6              Default, Acceleration on Other Debt, etc.....................................58
         Section 7.1.7              Secured Hedging Transaction Default..........................................58
         Section 7.1.8              Judgments....................................................................58
         Section 7.1.9              Bankruptcy, Insolvency, etc..................................................59
         Section 7.1.10             Failure of Valid, Perfected, First-Priority Lien.............................59
         Section 7.1.11             Investment Company Act.......................................................59
         Section 7.1.12             Dissolution or Termination of Borrower.......................................59
         Section 7.1.13             Removal of the Investment Manager; Trigger Event.............................60
Section 7.2       Action if Bankruptcy...........................................................................60
Section 7.3       Action if Other Event of Default...............................................................60
Section 7.4       Notice of Default..............................................................................60


                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

Section 8.1       Appointment....................................................................................60
Section 8.2       Nature of Duties...............................................................................61
Section 8.3       Lack of Reliance on the Administrative Agent...................................................61
Section 8.4       Certain Rights of the Administrative Agent.....................................................62
Section 8.5       Reliance.......................................................................................62
Section 8.6       [Reserved].....................................................................................62
Section 8.7       The Administrative Agent in Its Individual Capacity............................................62
Section 8.8       Holders of Lender Notes or Loans...............................................................62
Section 8.9       Resignation by the Administrative Agent........................................................63
Section 8.10      Consultation with Experts......................................................................63
Section 8.11      Administrative Agent's Fees....................................................................63


                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.1       Payment of Expenses, etc.......................................................................64
Section 9.2       Right of Setoff................................................................................65
Section 9.3       Notices........................................................................................65
Section 9.4       Benefit of Agreement.............................................................................
Section 9.5       No Waiver; Remedies Cumulative.................................................................70
Section 9.6       Payments Pro Rata..............................................................................70
Section 9.7       Calculations; Computations.....................................................................71
Section 9.8       Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.........................71
Section 9.9       Counterparts...................................................................................72
Section 9.10      Effectiveness..................................................................................73
Section 9.11      Headings Descriptive.............................................................................
Section 9.12      Amendment or Waiver............................................................................73
Section 9.13      Survival.......................................................................................75
Section 9.14      Domicile of Loans..............................................................................75
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
Section 9.15      Confidentiality................................................................................75
Section 9.16      Register.......................................................................................76
Section 9.17      Lender Affiliate Securities....................................................................77
Section 9.18      Marshalling; Recapture.........................................................................77
Section 9.19      Lender Representations, etc.; Non-Recourse Obligations.........................................77
Section 9.20      No Petition....................................................................................79
Section 9.21      Integration....................................................................................80
Section 9.22      Acknowledgment.................................................................................80
Section 9.23      Judgment Currency; Currency Indemnity..........................................................80
Section 9.24      Collateral Valuation Schedule..................................................................80
Section 9.25      Consequences of Lender Ratings Downgrade.......................................................81
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ANNEX X           Definitions

EXHIBIT A         Form of Borrowing Request
EXHIBIT B-1       Form of Revolving Note
EXHIBIT B-2       Form of Swingline Note
EXHIBIT C         [Reserved]
EXHIBIT D         Form of Assignment Agreement
EXHIBIT E         Form of Tax Certificate
EXHIBIT F         Form of Investment Manager Letter
EXHIBIT G         Form of Pledge and Intercreditor Agreement
EXHIBIT H         Form of Compliance Certificate
EXHIBIT I         Form of Custodial Agreement
EXHIBIT J         Form of Valuation Statement


SCHEDULE 1        Commitments and Percentages
SCHEDULE 2        Lending Offices and Notice Data
SCHEDULE 3        UCC-1 Filing Jurisdictions
SCHEDULE 4        Approved Dealers
SCHEDULE 5        Approved Investment Banking Firms
SCHEDULE 6        Approved Pricing Services
SCHEDULE 7        Industries
SCHEDULE 8        Approved Counterparties
SCHEDULE 9        Moody's Collateral Valuation Schedule
SCHEDULE 10       S&P Collateral Valuation Schedule
SCHEDULE 11       Approved Third Party Appraisers


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                               CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of December 15, 2006 (this "Agreement"), is entered into by and among TENNENBAUM OPPORTUNITIES PARTNERS V, LP, a limited partnership formed under the laws of the State of Delaware (the "Borrower"), VARIOUS FINANCIAL INSTITUTIONS which are, or may become, parties hereto as Lenders, WACHOVIA CAPITAL MARKETS, LLC, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as lead manager (in such capacity, the "Lead Manager") and as joint bookrunner (in such capacity, a "Joint Bookrunner"), and BANC OF AMERICA SECURITIES LLC, as co-lead manager (in such capacity, the "Co-Lead Manager") and as joint bookrunner (in such capacity, a "Joint Bookrunner").


                             W I T N E S S E T H:

         WHEREAS, the Borrower is a recently formed limited partnership formed to pursue a strategy of investing on a leveraged basis and actively managing a diversified pool of Fund Investments;

         WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the lesser of (a) the Total Maximum Commitment and (b) the Borrowing Base minus the aggregate outstanding liquidation preference of the Preferred Interests at such time; and

         WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such Commitments;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I.

                        DEFINITIONS AND INTERPRETATION

         Section 1.1 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex X hereto. In the event of any inconsistency between the definition of any term as set forth herein and the definition of such term as set forth in Annex X, the definition of such term as set forth in Annex X shall control.

         Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.


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         Section 1.3 Interpretation. In this Agreement, unless a clear contrary intention appears:

               (a) the singular number includes the plural number and vice versa;

               (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               (c) reference to any gender includes each other gender;

               (d) reference to any agreement (including this Agreement and the Annex and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

               (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

               (f) unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

               (g) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

               (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

               (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including."

         Section 1.4 Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP applied in the preparation of the financial statements of the Borrower referred to in subsection 6.1.2(a).

         Section 1.5 Collateral Documents. References in this Agreement to the Pledge and Intercreditor Agreement or any other Collateral Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction



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other than the State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.

         Section 1.6 Conflict Between Credit Documents. Except with respect to matters covered in the Pledge and Intercreditor Agreement (where, in such case, the provisions of the Pledge and Intercreditor Agreement shall control), if there is any conflict between this Agreement and any other Credit Document, this Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

         Section 1.7 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Section 1.8 References to Definitions in the Collateral Valuation Schedules. References to a term having the meaning set forth in both Collateral Valuation Schedules shall be applied separately using such term as defined in each of the Collateral Valuation Schedules; provided, however, that
(i) if at any time none of the Loans or Preferred Interests are then rated by Moody's but some or all of the Loans and Preferred Interests are rated by S&P, the Moody's Collateral Valuation Schedule shall not be applicable for any purpose hereunder and (ii) if at any time none of the Loans or Preferred Interests are then rated by S&P but some or all of the Loans and Preferred Interests are rated by Moody's, the S&P Collateral Valuation Schedule shall not be applicable for any purpose hereunder.


                                  ARTICLE II

                                  COMMITMENTS

         Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to provide the Commitments described in this Section 2.1.

         Section 2.1.1 Commitment of Each Lender.

               (a) Each Lender shall, from the Closing Date to the Commitment Termination Date and subject to the terms and conditions hereof, severally, but not jointly, make revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower equal to its Revolving Percentage of the aggregate amount of any Revolving Borrowing requested from all Lenders. The commitment of each Lender described in this subsection 2.1.1(a) is herein referred to as its "Revolving Commitment" and, together with its Revolving Percentage, is set forth in Schedule 1 hereto. Each Revolving Loan shall be denominated in either Dollars or Euros, at the



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election of the Borrower, and, except as provided below, each Loan made by a
Lender other than a CP Conduit shall be incurred and maintained only as a LIBOR Loan or a EURIBOR Loan, and each Loan made by a CP Conduit shall be incurred and maintained only as a Cost of Funds Rate Dollar Loan or a Cost of Funds Rate Euro Loan. A maximum of 22.5% of each Revolving Commitment on a Dollar Equivalent basis shall be available for the purpose of making EURIBOR Loans or Cost of Funds Rate Euro Loans, as applicable. Subject to the terms hereof, the Borrower may from time to time borrow, prepay, repay and reborrow Revolving Loans pursuant to the Revolving Commitments.

               (b) Notwithstanding paragraph (a) of this Section 2.1.1 or any other provision of this Agreement or the other Transaction Documents, no Lender that is a Designated CP Conduit shall be required to make, purchase or maintain any Revolving Loan or purchase or participate in any Swingline Loan; provided that upon any refusal of a Designated CP Conduit to make or purchase a Revolving Loan or purchase or participate in any Swingline Loan hereunder, its corresponding Designated CP Conduit Committed Lender shall purchase or participate in such Swingline Loan or, subject to Article IV, make or purchase such Revolving Loan.

               (c) Notwithstanding paragraphs (a) and (d) of this Section 2.1.1, Section 3.1.2 or any other provision of this Agreement or the other Transaction Documents, but without limiting the obligation of any related Liquidity Provider, each Lender that is an Other CP Conduit shall only be required to make Loans to the extent it has funds available therefor.

               (d) The applicable Swingline Lender shall, from the Closing Date to the Swingline Expiry Date and subject to the terms and conditions hereof, make a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), denominated in Dollars or Euros, as applicable, to the Borrower in the aggregate amount of any Borrowing of Swingline Loans requested from the applicable Swingline Lender. Subject to the terms hereof, the Borrower may from time to time borrow, prepay, repay and reborrow Swingline Loans.

         Section 2.1.2 Amount of Commitments.

               (a) No Lender shall be required to make any Revolving Loan under its Revolving Commitment if, after giving effect thereto and the receipt and application by the Borrower of the proceeds of such Revolving Loan, the then aggregate outstanding principal amount of Revolving Loans made by such Lender (and, in the case of a Designated CP Conduit or Designated CP Conduit Committed Lender, the Loans made by its corresponding Designated CP Conduit Committed Lender or Designated CP Conduit, respectively, and, in the case of an Other CP Conduit, the Loans made by its related Liquidity Provider), when added to such Lender's Revolving Percentage of the aggregate amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) would exceed (x) its respective Revolving Percentage of the Total Revolving Commitments at such time or (y) its respective Revolving Percentage of the aggregate principal amount of all Revolving Loans (as if each Lender had funded all of

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its Revolving Loans in accordance with this Agreement), or would cause the aggregate outstanding principal amount of EURIBOR Loans or Cost of Funds Rate Euro Loans, as applicable, made by such Lender (and, in the case of a Designated CP Conduit or Designated CP Conduit Committed Lender, the Loans made by its corresponding Designated CP Conduit Committed Lender or Designated CP Conduit, respectively, and, in the case of an Other CP Conduit, the Loans made by its related Liquidity Provider) to exceed 22.5% of its Revolving Commitment on a Dollar Equivalent basis.

               (b) The applicable Swingline Lender shall not be required to make, and shall not make, any Swingline Loan if (i) after giving effect thereto, the then aggregate outstanding principal amount of Swingline Loans would exceed the Maximum Swingline Amount, (ii) after giving effect thereto and the receipt and application by the Borrower of the proceeds thereof, (A) the sum of the then aggregate outstanding principal amount of Revolving Loans and the then aggregate outstanding principal amount of Swingline Loans would exceed the Total Revolving Commitments at such time or (B) the sum of the then aggregate outstanding principal amount of EURIBOR Loans and Cost of Funds Rate Euro Loans and the then aggregate outstanding principal amount of Swingline Loans denominated in Euros would exceed 22.5% of the Total Revolving Commitment on a Dollar Equivalent basis, (iii) a Default has occurred and is continuing, (iv) to the applicable Swingline Lender's knowledge, any other condition set forth in Section 4.2 has not been satisfied or (v) the LIBOR Market Index Rate or the Swingline Base Rate, as applicable, cannot be determined. A Swingline Lender shall not be permitted to make any Swingline Loan after it has received a notice from the Borrower or any Lender that a Default has occurred unless such Default has been cured or waived in accordance with the terms hereof.

               (c) For purposes of any calculations in this Agreement relating to EURIBOR Loans, Cost of Funds Rate Euro Loans or Swingline Loans denominated in Euros, the relevant amount shall be calculated in Dollar Equivalents. The Lenders shall not be required to make any EURIBOR Loans, Cost of Funds Rate Euro Loans or Swingline Loans denominated in Euros if, after giving effect hereto, the aggregate Dollar Equivalent of all such Loans would exceed 22.5% of the Total Maximum Commitment. Nothing in this subsection 2.1.2(c) shall affect a Lender's calculations with respect to its hedging mechanics for its internal purposes.

         Section 2.2 Optional Reductions and Increases of Total Maximum Commitment.

               (a) The Borrower may, from time to time on any Business Day (the "Commitment Reduction Date"), voluntarily reduce the amount of the Total Maximum Commitment; provided, that (i) all such reductions shall (x) require at least five (5) Business Days' prior notice to the Administrative Agent, (y) apply proportionately to the Total Revolving Commitments, each Lender's Revolving Commitment (in accordance with its Revolving Percentage of the Total Revolving Commitment) and (z) permanently reduce the Total Maximum Commitment by the amount of such reduction (the "Commitment Reduction Amount") (such reduction permanently reducing the amount resulting from each calculation of Total Maximum

Commitment thereafter), (ii) any partial reduction of the Total Maximum Commitment shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof, (iii) no such reduction shall reduce (A) any Lender's Revolving Commitment to an amount less than the sum of the aggregate outstanding principal amount of Revolving Loans of such Lender and such Lender's Revolving Percentage of the aggregate outstanding principal amount of Swingline Loans or (B) the portion of such Lender's commitment available for the purpose of making EURIBOR Loans or Cost of Funds Rate Euro Loans to an amount less than the sum of the aggregate outstanding principal amount of EURIBOR Loans or Cost of Funds Rate Euro Loans of such Lender and such Lender's Revolving Percentage of the aggregate outstanding principal amount of Swingline Loans denominated in Euros, and (iv) if such reduction occurs on or prior to the second anniversary of the Closing Date, the Borrower shall have paid the Commitment Reduction Premium to the Lenders, ratably according to their respective Percentages as of the related Commitment Reduction Date. With respect to each Designated CP Conduit and its corresponding Designated CP Conduit Committed Lender, there shall be a single payment to the Designated CP Conduit Committed Lender.

         For the purposes of this Section 2.2, "Commitment Reduction Premium" shall mean, with respect to any Commitment Reduction Date occurring on or prior to the second anniversary of the Closing Date, an amount equal to a percentage of the Commitment Reduction Amount, which percentage shall be determined by linear interpolation (and rounded to the nearest 0.0001%) during the period from the Closing Date, as to which the percentage shall be 0.5%, through the second anniversary of the Closing Date, as to which the percentage shall be 0.1%. No Commitment Reduction Premium shall be payable with respect to any Commitment Reduction Date occurring after the second anniversary of the Closing Date.

         The Administrative Agent shall notify the Lenders, Moody's and S&P of receipt of notice of any voluntary reduction of the Total Maximum Commitment hereunder promptly following receipt of such notice. For the purposes of this
Section 2.2, the Commitment of a Designated CP Conduit and the Commitment of its corresponding Designated CP Conduit Committed Lender shall be treated as a single Commitment and shall each be reduced by an equal amount, and the reduction of any Other CP Conduit's Commitment shall be deemed to effect a corresponding reduction in the obligations of its related Liquidity Provider.

               (b) The Borrower may, on any Business Day on or prior to March 31, 2007, increase the amount of the Total Maximum Commitment up to a maximum amount of $1,500,000,000; provided, that (i) only one such increase shall be made; (ii) such increase shall (x) require at least ten (10) Business Days' prior written notice to the Administrative Agent, the Lead Manager, the Co-Lead Manager and each Lender, and (y) be consented to in writing by the Administrative Agent, the Lead Manager and the Co-Lead Manager, which consents shall not be unreasonably withheld or delayed; (iii) such increase shall be in a minimum amount of $50,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iv) such increase shall be subject to the Borrower obtaining sufficient additional Revolving Commitments from existing Lenders or additional lenders meeting the requirements set forth in subsection

9.19(a); and (v) at the time of such increase, and after giving effect thereto, the conditions set forth in Section 4.2.1 shall be satisfied.

         Section 2.3  Extension of Facility.

         Section 2.3.1 Notice of Extension. Subject to complying with this
Section 2.3.1, so long as no violation of Section 6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Agreement, the Borrower may request a 364-day extension of the Commitment Termination Date from the Scheduled Commitment Termination Date to the date that is 364 days after the Scheduled Commitment Termination Date (the "Extension Date"); provided, that any Extension Date that would otherwise be a day that is not a Business Day shall be the preceding Business Day. The Borrower may, by notice to the Administrative Agent (such notice being an "Extension Notice") given no more than six (6) months and no less than three (3) months prior to the Scheduled Commitment Termination Date, request that the Lenders extend the Commitment Termination Date from the Scheduled Commitment Termination Date to the Extension Date. The Extension Notice shall be accompanied by a certificate from the Borrower stating that no Default has occurred and is continuing. The Administrative Agent shall notify the Lenders of its receipt of any Extension Notice within five (5) Business Days after the Administrative Agent's receipt thereof, and each Lender shall notify the Administrative Agent of its decision regarding such Extension Notice during the period commencing on the date such notice is received by the Administrative Agent and terminating on the date which is thirty (30) days thereafter (the "Consent Period"). Each Lender may, by an irrevocable notice (a "Consent Notice") to the Administrative Agent at any time during the Consent Period, consent to such extension, which consent may be given or withheld by each Lender in its absolute and sole discretion (each Lender giving a Consent Notice during the Consent Period being called a "Continuing Lender"). Notwithstanding anything else to the contrary, any such extension shall be subject to the conditions that (i) all Continuing Lender(s) have an aggregate amount of Commitments representing more than 50% of the aggregate of all Commitments (as in effect at the time of the delivery of the Extension Notice), (ii) no Default shall have occurred and be continuing on the Scheduled Commitment Termination Date, it being understood that any such extension of the Scheduled Commitment Termination Date shall be deemed to be a representation and warranty by the Borrower that the condition set forth above in this clause (ii) has been satisfied and (iii) all representations and warranties of the Borrower set forth in Article V shall be true and correct in all material respects on the Scheduled Commitment Termination Date. The Administrative Agent shall promptly notify the Borrower, Moody's, S&P and each Continuing Lender of the effectiveness of any extension of the Scheduled Commitment Termination Date pursuant to this Section 2.3.1.

         Section 2.3.2 Withdrawing Lenders. No extension pursuant to Section
2.3.1 shall be effective with respect to a Lender that either (i) by a notice (a "Withdrawal Notice") delivered to the Administrative Agent during the Consent Period, declines to consent to such extension or (ii) has failed to respond to the Administrative Agent within the Consent Period (each such Lender giving a Withdrawal Notice or failing to respond in a timely manner being called a "Withdrawing Lender").

               Section 2.3.3 Termination of Commitment of Withdrawing Lender. Unless its Commitment has been assigned pursuant to Section 2.3.4, the Commitment of each Withdrawing Lender shall terminate on the Scheduled Commitment Termination Date without giving effect to any extension, and any Borrowing Request specifying a Business Day for a Borrowing occurring on or after the Scheduled Commitment Termination Date shall have no effect in respect of such Withdrawing Lender. The Administrative Agent shall promptly notify the Borrower (and the Borrower shall promptly notify Moody's and S&P) of the termination of the Commitments of Withdrawing Lenders and the aggregate Commitments of all Lenders as of the close of business on the Scheduled Commitment Termination Date.

               Section 2.3.4 Assignment by Withdrawing Lender. A Withdrawing Lender shall be obliged, at the request of the Borrower or the Administrative Agent (and subject to the Withdrawing Lender receiving payment in full of an amount equal to the sum of (1) the principal of, and all accrued interest on, all outstanding Loans of the Withdrawing Lender, plus (2) all accrued, but theretofore unpaid, fees owing to the Withdrawing Lender pursuant to Section 2.4, plus (3) all other amounts due and owing to the Withdrawing Lender under, or with respect to, this Agreement and the other Credit Documents, or such other amount as to which the Withdrawing Lender shall agree), as of the Scheduled Commitment Termination Date, to assign, without recourse or warranty (other than a warranty as to unencumbered ownership of the Loans so being assigned) all of its rights and obligations (including its Commitment) hereunder to another financial institution chosen by the Borrower; provided, that such assignment shall be made pursuant to and satisfy all the requirements of subsection 9.4(b) (it being understood that no Withdrawing Lender shall be required to pay the assignment fee referred to therein), and such assignment is otherwise consented to by the Administrative Agent and the Borrower. Any such financial institution shall, pursuant to the terms of subsection 9.4(b), thereafter be a Lender for all purposes of this Agreement, and the Commitment and Loans so assigned shall be extended pursuant to Section 2.3.1.

               Section 2.3.5 Total Maximum Commitment After Extension. If the Commitment Termination Date is extended pursuant to Section 2.3.1, the Total Maximum Commitment and the Total Revolving Commitments shall be permanently reduced (such reduction permanently reducing the amount resulting from each calculation of the Total Maximum Commitment and the Total Revolving Commitments thereafter) by an amount equal to the sum of the Commitments and the Revolving Commitments, respectively, of each Withdrawing Lender that has not assigned its Loans and Commitments in accordance with Section 2.3.4 on or prior to the Scheduled Commitment Termination Date (without giving effect to any extension).

               Section 2.4 Fees.

               Section 2.4.1 Commitment Fee. The Borrower agrees to pay on each Quarterly Date after the Closing Date and on the Scheduled Commitment Termination Date (if such Commitment Termination Date has not been extended pursuant to Section 2.3.1 or if any principal otherwise becomes due in respect of any Loans on the Scheduled Commitment Termination Date) and on the Extension Date (if the Commitment Termination Date has been extended pursuant to Section 2.3.1) (each such date, a "Commitment Fee Payment Date"), to the Administrative Agent for the account of the Lenders, ratably according to their respective Percentages for the calendar quarter (or portion thereof) preceding each such payment, a non-refundable fee equal to the sum of (i) the aggregate amount of, with respect to each day during the calendar quarter (or portion thereof) preceding the related Commitment Fee Payment Date on which the aggregate outstanding amount of Revolving Loans was equal to or greater than the applicable Minimum Borrowing Amount, the Unutilized Commitment with respect to such day multiplied by 0.15% per annum (calculated on an actual/360-day basis) and (ii) the aggregate amount of, with respect to each day during the calendar quarter (or portion thereof) preceding the related Commitment Fee Payment Date on which the aggregate outstanding amount of Revolving Loans was less than the applicable Minimum Borrowing Amount, the Unutilized Commitment with respect to such day multiplied by 0.20% per annum (calculated on an actual/360-day basis). With respect to each Designated CP Conduit and its corresponding Designated CP Conduit Committed Lender, there shall be a single fee paid to the Designated CP Conduit Committed Lender.

Section 2.4.2 Administrative Agent's Fee. The Borrower shall pay fees to the Administrative Agent in the amount and manner specified in the Fee Letter.


                                  ARTICLE III

                            LOANS AND LENDER NOTES

         Section 3.1 Borrowing Procedure. Borrowings of Loans shall be made in accordance with this Section 3.1.

         Section 3.1.1 Borrowing Requests.

               (a) On any Business Day on or after the Closing Date and prior to the Commitment Termination Date, the Borrower, on the terms and conditions provided herein, may from time to time request that Revolving Loans be made by all Lenders with Revolving Commitments. The aggregate amount of such requested Loans shall be in a principal amount equal to (A) $5,000,000 or an integral multiple of $1,000,000 for amounts in excess thereof (or, in the case of EURIBOR Loans and Cost of Funds Rate Euro Loans, 4,000,000 Euros or an integral multiple of 1,000,000 Euros for amounts in excess thereof) or (B) if less than the amount specified in (A), the unused amount of the Commitments. Revolving Loans shall be requested by the Borrower by delivering, e-mailing or telecopying to the Administrative Agent a Borrowing Request no later than the time specified in the next sentence. A written request for a Borrowing shall be received by the Administrative Agent no later than (x) 9:00 a.m. (Los Angeles time) not less than two (2) Business Days preceding the date of the requested Loans, in the case of LIBOR Loans and Cost of Funds Rate Dollar Loans and (y) 8:00 a.m. (Los Angeles time) not less than four (4) Business Days preceding the date of the requested Loans, in the case of EURIBOR Loans and Cost of Funds Rate Euro Loans. Subject to Section 3.4.4, each Borrowing Request shall be irrevocable and binding upon the Borrower. All Borrowing Requests for LIBOR Loans or EURIBOR Loans, on the one hand, and Cost of

Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans, on the other hand, hereunder shall be made on a pro rata basis (based on the available amounts of the Commitments of Lenders other than CP Conduits and of CP Conduits, respectively).

               (b) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the applicable Swingline Lender, not later than (x) 10:00 a.m. (Los Angeles time) on the date that a Swingline Loan denominated in Dollars is to be made and (y) 11:00 a.m. (London time) on the date that a Swingline Loan denominated in Euros is to be made, written notice in the form of a Borrowing Request for each Swingline Loan to be made hereunder and shall simultaneously give written notice to the Administrative Agent of the related Mandatory Borrowing that will be required pursuant to subsection 3.1.1 (c) as a result of such Swingline Loan being requested; provided, that no more than five Swingline Loans may be requested in any calendar month unless each affected Swingline Lender otherwise consents and no Borrowing of a Swingline Loan may be made at any time when the LIBOR Market Index Rate or Swingline Base Rate, as applicable, cannot be determined or when the Borrowing of a Swingline Loan would result, after giving effect to all related Mandatory Borrowings, in more than ten (10) separate Interest Periods with respect to all Revolving Loans. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing. Each such Swingline Loan shall be (i) denominated in Dollars in a principal amount of $5,000,000 or an integral multiple of $1,000,000 for amounts in excess thereof or denominated in Euros in a principal amount of 4,000,000 Euros or an integral multiple of 1,000,000 Euros for amounts in excess thereof and (ii) made as Swingline Loans. Mandatory Borrowings shall be made in accordance with subsection 3.1.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in subsection 3.1.1(c).

               (c) Swingline Loans shall be funded with an automatic Borrowing of Revolving Loans (each such Borrowing, a "Mandatory Borrowing"), (x) on the second Business Day following the Borrowing of any Swingline Loan denominated in Dollars hereunder and (y) on the fourth Business Day following the Borrowing of any Swingline Loan denominated in Euros hereunder, from all Revolving Lenders pro rata on the basis of their respective Revolving Percentages (determined before giving effect to any termination of the Commitments pursuant to Section 7.3) and the proceeds thereof shall be applied directly to the applicable Swingline Lender to repay such Swingline Lender for such outstanding Swingline Loans. Each such Revolving Lender hereby irrevocably agrees, subject to the limitations on the obligations of CP Conduits and the limitations with respect to Types of Loans that may be made by CP Conduits and Lenders other than CP Conduits set forth in Section 2.1.1, to make Revolving Loans pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the applicable Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Article IV are then satisfied, (iii) whether a Default then exists (provided such Swingline Loan did not violate the last sentence of subsection 2.1.2(b) when made), (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Maximum Commitment at such time (provided, that such Swingline Loan met the requirements of subsection 2.1.2(b)(ii) when made). In the event that any Mandatory Borrowing is required to be made and cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding described in Section 7.1.9 with respect to the Borrower), then each such Revolving Lender hereby agrees, subject to the limitations on the obligations of CP Conduits and the limitations with respect to Types of Loans that may be made by CP Conduits and Lenders other than CP Conduits set forth in Section 2.1.1, that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the applicable Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.3); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the applicable Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the applicable Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the applicable Swingline Rate plus the Applicable Margin for each such day.
(d) The Administrative Agent shall notify the Lenders (or any other Person as previously directed in writing by a Lender to the Administrative Agent) of the receipt of each Borrowing Request (including with respect to any Swingline
Loan) promptly, and in no event later than the Business Day following receipt thereof. Such notice shall be given in writing by facsimile or e-mail. Each request for Loans made pursuant to this Section 3.1.1 shall constitute the Borrower's representation and warranty made to the Administrative Agent and the Lenders that all of the applicable conditions contained in Article IV shall, after giving effect to such Borrowing, be satisfied, and the making available of such Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of Article IV.

               (e) Any such notice of a Borrowing Request given to a Designated CP Conduit under this Section 3.1.1 shall be effective with respect to any Designated CP Conduit Committed Lender that assumes the obligations of any Designated CP Conduit hereunder on or prior to the date of the Borrowing specified therein.

         Section 3.1.2 Funding of Borrowings.

               (a) No later than 10:00 a.m. (Los Angeles time) on the Business Day specified in each Borrowing Request (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to subsection 3.1.1(b) or (y) in the case of Mandatory Borrowings, not later than 10:00 a.m. (Los Angeles time) on the applicable date specified in subsection 3.1.1(c)), each Lender shall make available its pro rata share (based on such Lender's Revolving Percentage) of each Borrowing requested to be made on such date (or, in the case of Swingline Loans, the applicable Swingline Lender shall make available the full amount thereof) in the manner provided below. All such amounts shall be made available in Dollars or Euros, as specified in the relevant Borrowing Request, and immediately available funds at the Payment Office and (other than in the case of Mandatory Borrowings) the Administrative Agent promptly shall make available to the Borrower by depositing to the Custodial Account the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender (or if such Lender is a Designated CP Conduit, from its Designated CP Conduit Committed Lender). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall as soon as practicable pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender (or the Borrower, as the case may be, if such Lender fails to pay) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 3.4, for the respective Loans.

               (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         Section 3.2 Lender Notes. Each Loan made by a Lender shall be evidenced by (i) if a Revolving Loan, a promissory note payable to the order of such Lender in a maximum principal amount equal to such Lender's Revolving Percentage of the Total Revolving Commitments and shall be dated the Closing Date and substantially in the form of Exhibit B-1 (a "Revolving Note") and
(ii) if a Swingline Loan, a promissory note payable to the order of the applicable Swingline Lender in a maximum principal amount equal to the Maximum Swingline Amount (on a Dollar Equivalent basis, in the case of the promissory note relating to Swingline Loans denominated in Euros) and dated the Closing Date and substantially in the form of Exhibit B-2 (a "Swingline Note").

         The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to its respective Lender Note (or on a continuation of such grid attached to such Lender Note and made a part thereof), which notations shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to, the Loans evidenced thereby. The notations on each such grid (and on each such continuation) indicating the outstanding principal amount of the Loans made by such Lender shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Lender Note to make payment of the principal of or interest on such Loans when due.

         Notwithstanding the foregoing or any other provision of this Agreement, a Lender may, by written request to the Borrower and the Administrative Agent, elect not to have its Loans evidenced by a Lender Note, in which case Loans made by such Lender shall be evidenced solely by the Register.

         Section 3.3 Principal Payments.

         Section 3.3.1 Repayments and Prepayments. The Borrower shall make payment in full of all unpaid principal of (x) each Revolving Loan on the Commitment Termination Date and (y) each Revolving Loan made by a Withdrawing Lender (and not assigned pursuant to Section 2.3.4) on the Scheduled Commitment Termination Date and (z) each Swingline Loan on the Swingline Expiry Date. Prior thereto, the Borrower:

               (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans made as part of any particular Borrowing; provided, that:

                         (i) no such prepayment of any Borrowing of Revolving
                    Loans may be made which, after giving effect thereto, would result in the aggregate outstanding principal amount of such Revolving Loans being less than $1,000,000, or Euros having a Dollar Equivalent of not less than $1,000,000 (in each case unless repaid in full);

                         (ii) each such voluntary prepayment shall require at
                    least (x) in the case of Revolving Loans other than EURIBOR Loans and Cost of Funds Rate Euro Loans, two (2) Business Days' prior written notice to the Administrative Agent and (y) in the case of EURIBOR Loans and Cost of Funds Rate Euro Loans, at least four (4) Business Days' prior written notice to the Administrative Agent;

                         (iii) each such voluntary prepayment shall be in a
                    minimum amount of (x) in the case of Revolving Loans other than EURIBOR

                    Loans and Cost of Funds Rate Euro Loans, $1,000,000 and an integral multiple of $1,000,000 and (y) in the case of EURIBOR Loans and Cost of Funds Rate Euro Loans, 1,000,000 Euros and an integral multiple of 1,000,000 Euros (or in each case, if less, the outstanding principal amount of all Loans then outstanding);

                         (iv) a prepayment on a day other than the last day of
                    the Interest Period for such Revolving Loan shall in all cases be subject to the requirements of Section 3.4.5; and

                         (v) no such prepayment may be made if, after giving
                    effect thereto, a Swingline Loan would remain outstanding;

               (b) shall, on each date when any reduction in the Total Maximum Commitment shall become effective, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Total Maximum Commitment as so reduced;

               (c) shall make a prepayment of Loans as may be required by
Section 6.1.18;

               (d) shall, immediately upon any acceleration of the maturity of any Loans pursuant to Sections 7.2 and/or 7.3 as required by the terms of the Pledge and Intercreditor Agreement, repay all Loans;

               (e) shall repay the outstanding amount of any Swingline Loan not funded by a Mandatory Borrowing in accordance with subsection 3.1.1(c) on the fifteenth (15th) Business Day following the making of such Swingline Loan; and

               (f) shall, upon four (4) Business Days' prior written notice to be given on any Business Day on which the Administrative Agent determines that the aggregate outstanding principal amount of Swingline Loans denominated in Euros, EURIBOR Loans and Cost of Funds Rate Euro Loans exceeds 103% of 22.5% of the Total Revolving Commitment on a Dollar Equivalent basis, make a mandatory repayment of any Swingline Loans denominated in Euros, EURIBOR Loans and Cost of Funds Rate Euro Loans such that the aggregate outstanding principal amount of any remaining Swingline Loans denominated in Euros, EURIBOR Loans and Cost of Funds Rate Euro Loans does not exceed 22.5% of the Total Revolving Commitment on a Dollar Equivalent basis.

Each repayment and prepayment of any Loans made pursuant to this Section 3.3.1 shall be without premium or penalty, except as may be otherwise required by this Agreement (including Section 3.4.5).

         Section 3.3.2 Application. Prepayments shall be applied to such Loans as may be specified by the Borrower (so long as any prepayment of Revolving Loans being maintained as LIBOR Loans or EURIBOR Loans, as applicable, on the one hand, and Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans, as applicable, on the other hand, is made on a pro rata basis among such Loans); provided, however, that, during the occurrence and continuance of an Event of Default, or in the event any Lender fails to acquire its pro rata share in any Swingline Loan from the applicable Swingline Lender, prepayments shall be applied first to the portion of such Loans being maintained as Swingline Loans and then on a pro rata basis among all remaining Loans but subject in any event to Section 9.6. Absent such specification by the Borrower or the occurrence and continuance of an Event of Default, any prepayment of any Loans shall be applied first to the portion of such Loans being maintained as Swingline Loans in the currency of such prepayment, then to the portion of such Loans being maintained in the currency of such prepayment (on a pro rata basis among Revolving Loans being maintained as LIBOR Loans and Cost of Funds Rate Dollar Loans or among such Loans being maintained as EURIBOR Loans and Cost of Funds Rate Euro Loans, as the case may be) and then on a pro rata basis among all remaining Loans.

         Section 3.4 Interest.

         Section 3.4.1 Interest Rules and Calculations.

               (a) [Reserved].

               (b) (i) The unpaid principal amount of each LIBOR Loan and EURIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be LIBOR plus the Applicable Margin or EURIBOR plus the Applicable Margin, as the case may be, and (ii) the unpaid principal amount of each Cost of Funds Rate Dollar Loan and Cost of Funds Rate Euro Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall be the higher of
(x) LIBOR plus the Applicable Margin or EURIBOR plus the Applicable Margin, as applicable, and (y) the applicable Cost of Funds Rate determined in accordance with Section 3.4.1(i) plus the Applicable Margin.

               (c) The unpaid principal amount of each Swingline Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the applicable Swingline Rate in effect from time to time plus the Applicable Margin.

               (d) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan (regardless of Type) and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to LIBOR or EURIBOR, as applicable, plus 3.00%.

               (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) on each Quarterly Date following the calendar quarter in which such interest accrued, in the case of LIBOR Loans and Cost of Funds Rate

Dollar Loans, and on the Monthly Date at the end of each Interest Period, in the case of EURIBOR Loans or Cost of Funds Rate Euro Loans, and (ii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (f) The Borrower shall, no later than ten (10) Business Days prior to each Quarterly Date and Monthly Date, as applicable, review the potential sources available for the payment of amounts due on such Quarterly Date or Monthly Date, as applicable, (including, without limitation, borrowings under this Agreement, cash (including from the sale of Collateral) and contributions of equity capital to the Borrower, including any Subordinated Equity Security. The Borrower shall thereupon make cash available from one or more such sources in order to pay in full all amounts due on such applicable Quarterly Date or Monthly Date.

               (g) All computations of interest hereunder shall be made in accordance with subsection 9.7(b).

               (h) The Administrative Agent, upon determining LIBOR on any LIBOR Determination Date, or upon determining EURIBOR on any applicable TARGET Day, shall promptly notify the Borrower and the Lenders thereof.

               (i) Each Lender making Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans hereunder shall, no later than the fifth Business Day following the end of each calendar quarter or calendar month, as applicable (or, if this Agreement shall terminate prior to the end of any calendar quarter or calendar month, as applicable, at least five Business Days prior to the termination of this Agreement), furnish to the Administrative Agent such Lender's written determination, in excel format, of its Cost of Funds Rate (subject to the cap set forth in the definition thereof) plus the Applicable Margin, and the resulting amount of interest due to such Lender, for such preceding calendar quarter or calendar month, as applicable (or, if this Agreement is being terminated prior to the end of a calendar quarter or calendar month, as applicable, for such period from the beginning of a calendar quarter or calendar month, as applicable through the termination of this Agreement), provided, that such Lender need only furnish such written determination of such Cost of Funds Rate plus the Applicable Margin and resulting amount of interest due if the amount of interest due such Lender would exceed the amount of interest due such Lender if such interest were calculated using LIBOR or EURIBOR, as applicable, plus the Applicable Margin. The Administrative Agent shall compile any such determinations timely received from the Lenders and furnish them to the Borrower no later than the 10th Business Day following the end of each calendar quarter or calendar month, as applicable (or, if this Agreement shall terminate prior to the end of any calendar quarter or calendar month, as applicable, no later than the termination of this Agreement). If any such written determination of interest due based on the Cost of Funds Rate is not received by the Borrower from the Administrative Agent in a timely manner, interest payable on the affected Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan shall be calculated on the basis of LIBOR or EURIBOR, as applicable, plus the Applicable Margin. Each Lender furnishing any such determination of its Cost of Funds Rate shall represent to the Borrower that such determination constitutes such Lender's good faith calculation of its actual cost of funding with respect to the applicable Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan, and such representation shall, absent demonstrable error, be final and conclusive and binding on all parties (subject to timely receipt thereof by the Borrower in accordance with the foregoing sentence). In the case of Cost of Funds Rate Euro Loans, any additional amounts payable as a result of the operation of this subsection shall be payable on the fifth Business Day following the delivery of the relevant determination by the Administrative Agent to the Borrower.

         Section 3.4.2 Interest Periods. By delivering a Borrowing Request in respect of the making of LIBOR Loans, Cost of Funds Rate Dollar Loans, EURIBOR Loans or Cost of Funds Rate Euro Loans, the Borrower shall be deemed to have elected an initial Interest Period commencing on the date of the related Borrowing and ending on the last calendar day of the month of such Borrowing (unless otherwise agreed in writing by the Borrower and the Administrative Agent, on behalf of the Lenders). If the Borrower does not prepay or repay a Revolving Loan by the end of an Interest Period, the Borrower shall be deemed to have elected to continue such Revolving Loan for an additional Interest Period of one month (unless otherwise agreed in writing by the Borrower and the Administrative Agent, on behalf of the Lenders). Notwithstanding anything to the contrary contained above:

                         (i) the initial Interest Period for any Borrowing of
                    LIBOR Loans, Cost of Funds Rate Dollar Loans, EURIBOR Loans or Cost of Funds Rate Euro Loans shall commence on the date of such Borrowing and any Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the preceding Interest Period expires;

                         (ii) there shall be no more than ten (10) separate
                    Interest Periods permitted with respect to all Revolving Loans;

                         (iii) if any Interest Period begins on a day for
                    which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                         (iv) if any Interest Period would otherwise expire on
                    a day which is not a Business Day, such Interest Period shall expire on the succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the preceding Business Day; and

                         (v) no Interest Period shall extend beyond the
                    Commitment Termination Date (and, if the Commitment Termination Date shall be the Extension Date, no Interest Period with respect to a Loan made by a Withdrawing Lender that has not assigned such Loan pursuant to Section 2.3.4 shall extend beyond the Scheduled Commitment Termination
                    Date).

         Section 3.4.3 [Reserved]

                  Section 3.4.4     Increased Costs, Illegality, etc.

         (a) In the event that (x) in the case of subsection 3.4.4(a)(i) below, the Administrative Agent or (y) in the case of subsections 3.4.4(a)(ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                         (i) on any date for determining LIBOR or EURIBOR, as
                    applicable, that, by reason of any changes arising after the date of this Agreement affecting the London interbank market or European interbank market, as applicable, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR or EURIBOR, as applicable; or

                         (ii) at any time, that such Lender or SPC shall incur
                    increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans, as applicable (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order, directive or request (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, directive or request) (such as, for example, but not limited to, a change in official reserve requirements or the implementation of the Basel II Framework by national authorities) and/or (y) other circumstances occurring after the Closing Date materially affecting the London interbank market or European interbank market, as applicable, or the position of such Lender in such market, in the case of LIBOR Loans or EURIBOR Loans, or the commercial paper market generally, in the case of Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans; or

                         (iii) at any time, that the making or continuance of
                    any LIBOR Loan or EURIBOR Loan, as applicable, has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline, order or directive (or would conflict with any such governmental rule, regulation, guideline, order or directive not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of subsection 3.4.4(a)(i) above) shall, (x) on or after such date and (y) within ten (10) Business Days of the date on which such event no longer exists, give written notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (A) in the case of subsection 3.4.4(a)(i) above, LIBOR Loans or EURIBOR Loans, as applicable, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Borrowing Request given by the Borrower with respect to LIBOR Loans or EURIBOR Loans, as applicable, which have not yet been incurred shall be deemed rescinded by the Borrower, (B) in the case of subsection 3.4.4(a)(ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of subsection 3.4.4(a)(iii) above, the Borrower shall take one of the actions specified in subsection 3.4.4(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any LIBOR Loan, EURIBOR Loan, Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan is affected by the circumstances described in subsection 3.4.4(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan or EURIBOR Loan affected pursuant to subsection 3.4.4(a)(iii), upon receipt of the notice referred to in subsection
(a) above, the Borrower shall) either (i) if the affected LIBOR Loan, EURIBOR Loan, Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to subsection 3.4.4(a)(ii) or (iii), or (ii) if the affected LIBOR Loan, EURIBOR Loan, Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan is then outstanding, upon at least two (2) Business Days' notice, in the case of LIBOR Loans and Cost of Funds Rate Dollar Loans, and four (4) Business Days' notice, in the case of EURIBOR Loans and Cost of Funds Rate Euro Loans, to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan or Cost of Funds Rate Dollar Loan into a Loan bearing interest at the Base Rate and each such EURIBOR Loan or Cost of Funds Rate Euro Loan into a Loan bearing interest at the Euro Base Rate; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this subsection 3.4.4(b).

               (c) If any Lender shall have determined that after the Closing Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy (including any regulation that implements the Basel II Framework), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority (including any central bank or comparable agency charged with the interpretation or administration thereof), or compliance by such Lender (or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or such controlling corporation's) capital or assets as a consequence of its Commitments or obligations hereunder to a level below that which such Lender (or such controlling corporation) would have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender (or such controlling corporation) for such reduction. Each Lender, upon determining in good faith and using averaging and attribution methods which are reasonable that any additional amounts shall be payable pursuant to this subsection 3.4.4(c), shall give prompt written notice thereof to the Borrower, which notice shall set forth the basis in reasonable detail of the calculation of such additional amounts, although, subject to subsection 3.4.6(b), the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this subsection 3.4.4(c) upon the subsequent receipt of such notice.

         Section 3.4.5 Compensation. The Borrower shall compensate each Lender, upon written request by the Administrative Agent on behalf of any such Lender (which request shall set forth the basis for requesting such compensation), for all costs, losses, expenses and liabilities (including, without limitation, any cost, loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans and any termination costs associated with a Lender's hedging arrangements with respect to EURIBOR Loans or Cost of Funds Rate Euro Loans) which such Lender may reasonably sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans does not occur on a date specified therefor in a Borrowing Request (whether or not withdrawn or cancelled by the Borrower or deemed withdrawn pursuant to subsection 3.4.4(a)); (ii) if any prepayment or repayment of any of its LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans occurs on a date which is not the last day of an Interest Period; (iii) if any prepayment of any of its LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans when required by the terms of this Agreement (including a default resulting in acceleration of the due date of the Loans hereunder) or (y) an election made pursuant to subsection 3.4.4(b). A Lender's basis for requesting compensation pursuant to this Section 3.4.5 and a Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto. Compensation pursuant to this Section 3.4.5 shall be payable within ten (10) Business Days of any request therefor made in accordance with this subsection.

         Section 3.4.6 Change of Lending Office; Limitation on Indemnities.

               (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 3.4.4(a)(ii) or (iii), 3.4.4(c) or
3.6 with respect to such Lender, it shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any

Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section; and provided, further, that such designation shall be made only if it would otherwise be permitted as a participation under Section 9.4. Nothing in this Section 3.4.6 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 3.4.4 or 3.6.

               (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 3.4.4 or 3.6 is given by any Lender more than one hundred eighty (180) days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Sections, such Lender shall not be entitled to compensation under Section 3.4.4 or 3.6 for any amounts incurred or accruing prior to the one hundred eightieth (180th) day prior to the giving of such notice to the Borrower; provided that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 3.4.7 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of subsection 3.4.4(a)(ii) or (iii), subsection 3.4.4(c) or Section 3.6 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or becoming incapable of making LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans or Cost of Funds Rate Euro Loans, (y) if a Lender becomes a Defaulting Lender, and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in subsection 9.12(b), the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"); provided, that (i) at the time of any replacement pursuant to this Section 3.4.7, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 9.4(b) (and with all fees payable pursuant to said subsection 9.4(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (2) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.4, and shall pay to the applicable Swingline Lender an amount equal to the Replaced Lender's Percentage of any Mandatory Borrowing to the extent that such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section 9.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Lender Note or Lender Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

         Section 3.5 Method and Place of Payment. All payments by the Borrower of (x) principal and interest and any compensation under Section 3.4.5 payable in connection therewith in respect of Loans hereunder shall be made in the same currency as that of the Loans with respect to which such obligations relate, and (y) except as may be otherwise provided elsewhere in this Agreement, all fees and all other Obligations hereunder shall be made in Dollars. Except as otherwise specifically provided herein (or agreed among the Borrower, the Administrative Agent and any Lender with respect to payments to such Lender), all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on their applicable Percentages) account of the Lenders entitled thereto (which funds the Administrative Agent shall promptly forward to such Lenders), not later than 8:00 a.m. (Los Angeles time) on the date when due and shall be made in immediately available funds and in Dollars or Euros, as applicable, at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 8:00 a.m. (Los Angeles time) shall be deemed to have been made on the succeeding Business Day. Except as otherwise provided in Section 3.4.2(iv), whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         Section 3.6 Net Payments.

               (a) All payments made by the Borrower hereunder or under any Lender Note or Loan shall be made without setoff, counterclaim or other defense. Except as provided in subsection 3.6(b), all such payments shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of and any franchise tax imposed on or in lieu of taxes on net income of a Lender or the Administrative Agent pursuant to the laws of the jurisdiction in which such Lender or the Administrative Agent, as the case may be (each, a "Lending Party"), is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lending Party is located, managed or controlled or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Lender Note or Loan, after withholding or deduction for or on account of any Taxes, shall not be less than the amount provided for herein or in such Lender Note or Loan. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lending Party, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of and any franchise tax imposed on or in lieu of taxes on net income of such Lender pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which it is organized or the jurisdiction in which the principal office is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located, managed or controlled, and for any withholding of taxes as such Lending Party shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lending Party pursuant to this sentence. The Borrower shall furnish to the Administrative Agent within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lending Party, and reimburse such Lending Party upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lending Party. Such indemnification shall be made within thirty (30) days after the date any Lender makes written demand therefor.

               (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent (A) on or prior to the Closing Date, or
(B) in the case of such a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 3.4.7 or 9.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8 ECI or W-8 BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Lender Note or Loan, or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form W-8 ECI or W-8 BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Tax Certificate") and (y) two accurate and complete original signed copies of IRS Form W-8 BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Lender Note or Loan. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it shall deliver to the

Borrower and the Administrative Agent two new accurate and complete original signed copies of IRS Form W-8 ECI or W-8 BEN (or successor forms), or Form W-8 BEN (or successor form) and a Tax Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Lender Note or Loan, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Tax Certificate, in which case such Lender shall not be obliged to deliver any such form or Tax Certificate. Notwithstanding anything to the contrary contained in subsection 3.6(a), but subject to subsection 9.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as defined above) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. IRS Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to subsection 3.6(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender is not a United States person (as defined above) and has not provided to the Borrower the IRS Forms required to be provided to the Borrower pursuant to this subsection 3.6(b) or (II) in the case of a payment (other than interest if and only if such Lender complies with clauses (ii)(x) and (y) above) to a Lender described in clause (ii) above, to the extent that such IRS Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.6 and except as set forth in Section 9.4, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in subsection 3.6(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes; provided, such Lender shall provide to the Borrower and the Administrative Agent, upon the request of the Borrower, any reasonably available applicable IRS tax form (reasonably similar in its simplicity and degree of detail to IRS Form W-8 ECI or W-8 BEN or a Tax Certificate) necessary or appropriate for the exemption or reduction in the rate of such U.S. Federal withholding tax.

               (c) If the Borrower pays any additional amount under this
Section 3.6 to a Lender and such Lender determines in its sole discretion that it has actually received any refund in respect of such additional amount paid by the Borrower, such Lender shall repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender and without interest (except to the extent such refund includes interest); provided that, the Borrower, upon the request of such Lender, agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund. Whether or not a Lender claims any refund or credit or files any amended tax return shall be in the sole discretion of such Lender. Nothing in this Section 3.6 shall require a Lender to (i) disclose or detail the basis of its calculation of the amount of any tax benefit or refund to the Borrower or any other party or (ii) disclose such Lender's tax returns.

         Section 3.7 Other CP Conduit Lenders and Liquidity Providers; Designated CP Conduits and Designated CP Conduit Committed Lenders. In the event that any Lender that is a CP Conduit shall become obligated to make any payment of or make a claim for any payment of the types referred to in Section 3.4.4, 3.4.5 or 3.6 to any Liquidity Provider for such Other CP Conduit or any Designated CP Conduit Committed Lender for such Designated CP Conduit, as the case may be, or such Liquidity Provider or Designated CP Conduit Committed Lender is entitled to receive payments of such types, the Borrower agrees that it will pay to such Lender the amounts that the Lender is so obligated to pay to such Liquidity Provider or such Designated CP Conduit Committed Lender or that such Liquidity Provider or Designated CP Conduit Committed Lender is entitled to receive, but in each case solely to the extent that the Borrower would have been obligated to make such payments to such Liquidity Provider or such Designated CP Conduit Committed Lender pursuant to this Agreement had such Liquidity Provider or such Designated CP Conduit Committed Lender been a Lender under this Agreement in lieu of such Other CP Conduit or such Designated CP Conduit and complied with the provisions of this Agreement. In the event that the Liquidity Agreement or other support agreement with respect to any Other CP Conduit does not specify any particular payment of the types referred to in Section 3.4.4, 3.4.5 or 3.6, or does so only by reference to the payments such Other CP Conduit is entitled to received hereunder, the Borrower agrees that it will pay to such Other CP Conduit (for payment to the related Liquidity Provider or other support provider, as applicable) the amounts that the Borrower would have been obligated to pay to such Liquidity Provider or other support provider pursuant to Section 3.4.4, 3.4.5 or 3.6 had such Liquidity Provider or other support provider been a Lender under this Agreement in lieu of such Other CP Conduit and complied with the provisions of this Agreement.

         Section 3.8 SPC Loans. Notwithstanding anything to the contrary contained herein, any Lender may grant to a special purpose funding vehicle (an "SPC") sponsored by such Lender, identified as such in writing from time to time by such Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that the Lender would otherwise be obligated to make to the Borrower pursuant to the terms hereof; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of such Lender to the same extent, and as if, such Loan were made by the Lender. Any SPC that makes a Loan shall (i) have in regard to such Loan all of the rights (exercisable, however, only through the Lender as its agent) that the Lender would have had if it had made such Loan directly (including but not limited to the rights under Sections 3.4.4, 3.4.5, 3.6 and 9.1) and (ii) be deemed to have made the representations made herein by each Lender and comply with this Agreement in regard to such Loan as if the SPC were a party hereto; provided that all monetary obligations of a lender under this Agreement shall remain solely with the Lender.

Notwithstanding any Loans that may be provided by an SPC hereunder, (i) the Administrative Agent, the Swingline Lenders and the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with this Agreement, (ii) the Lender shall remain fully liable to the Administrative Agent, to the Swingline Lenders and to the Borrower for the timely performance of all obligations of the Lender under this Agreement and
(iii) none of the Administrative Agent or the Borrower shall be obligated at any time to pay to any SPC or to the Lender any greater amounts pursuant to the terms hereof than it would have been required to pay had the Lender made such Loans directly (except to the extent that the interest payable on a Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan may exceed the interest payable on a LIBOR Loan or EURIBOR Loan, as applicable, and except as specified in the preceding sentence). Each SPC that provides a Loan hereunder shall simultaneously provide the Administrative Agent and the Borrower with a written undertaking to comply with the confidentiality provisions specified in
Section 9.15. The Borrower, all the Lenders and the Administrative Agent each hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 3.8 or Section 9.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, without the payment of the processing fee therefor, assign all or a portion of its interests in any Loans to the Lender or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such SPC to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency. Nothing in this Section that would affect the rights or obligations of an SPC may be amended without the written consent of any SPC that has Loans outstanding at the time of the amendment.


                                  ARTICLE IV

                        CONDITIONS TO CREDIT EXTENSIONS

         Section 4.1 Initial Loans. Notwithstanding any other provision of this Agreement, the obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

         Section 4.1.1 Evidence of Authority. The Administrative Agent shall have received:

               (a) a certificate of the Borrower, dated the Closing Date, as to:

                         (i) the authority of the Borrower to execute, deliver
                    and perform this Agreement, the Lender Notes, the Preferred Interests, the Pledge and Intercreditor Agreement, each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith, and

                         (ii) the authority and signatures of those Persons
                    authorized to execute and deliver this Agreement, the Lender Notes and the other Credit Documents and to act with respect to this Agreement and each other Credit Document to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates;

               (b) a copy of the Organic Documents and the Preferred Interests of the Borrower, each certified in a manner satisfactory to the Administrative Agent, and the provisions of which shall be satisfactory to the Administrative Agent, and a certificate of legal existence for the Borrower issued by the Secretary of State of Delaware; and

               (c) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent or the Lenders may reasonably request.

         Section 4.1.2 Agreement; Lender Notes. The Administrative Agent shall have received executed counterparts of this Agreement from all of the parties hereto and each Lender shall have received its respective Lender Note, each duly executed and delivered.

         Section 4.1.3 Collateral Documents. The Administrative Agent shall have received:

               (a) the Pledge and Intercreditor Agreement substantially in the form of Exhibit G, dated as of the Closing Date, duly executed and delivered by the Borrower and the other parties thereto, together with:

                         (i) executed copies of Uniform Commercial Code
                    Financing Statements (Form UCC-1), dated a date reasonably near to the Closing Date as may be acceptable to the Administrative Agent, naming the Borrower as the debtor and the Secured Parties Representative as the secured party or other similar instruments or documents in a form suitable for filing in all jurisdictions identified in
                    Schedule 3; and

                         (ii) copies of search reports certified by a party
                    reasonably acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements that name the Borrower as the debtor and which are on file in the jurisdictions identified in Schedule 3, showing that no financing statements (other than those filed pursuant to this Agreement) cover any Collateral, except with respect to Liens permitted by Section 6.2.3);

               (b) evidence that all other actions that, in the reasonable opinion of the Administrative Agent, are advisable to perfect and protect the Liens in the Collateral created or purported to be created by the Collateral Documents have been taken; and

               (c) a copy of the Custodial Agreement substantially in the form of Exhibit I, dated as of the Closing Date, as executed and delivered by the Borrower and the other parties thereto.

         Section 4.1.4 Initial Borrowing Valuation Statement. The
Administrative Agent and each Lender shall have received a Valuation Statement certified by the Borrower.

         Section 4.1.5 Equity Capital Commitments in Relation to Facility Commitment and Preferred Interests. The Equity Capital Commitments of the Borrower shall equal or exceed the sum of the original Facility Commitment and the aggregate stated liquidation preference of the Preferred Interests.

         Section 4.1.6 Investment Management Agreement, Co-Management Agreement and Borrower Organization Agreement. The Administrative Agent shall have received a copy, certified by the Borrower, of the Investment Management Agreement, the Co-Management Agreement and the Borrower Organization Agreement, each duly executed and delivered by the Borrower and/or the Investment Manager or the Co-Manager. The Administrative Agent shall forward each such copy of the Investment Management Agreement, the Co-Management Agreement and the Borrower Organization Agreement to the Rating Agencies.

         Section 4.1.7 No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the date of the initial Loans, be pending or, to the knowledge of the Borrower, threatened with respect to any of the transactions contemplated hereby which would, in the reasonable opinion of the Required Lenders, be adverse to, or be detrimental to the interests of, any of the parties hereto.

         Section 4.1.8 Certificate as to Conditions, Warranties, No Default, etc. The Administrative Agent shall have received a certificate of the Borrower, dated the date of the initial Loans, in form and substance satisfactory to the Administrative Agent, to the effect that, as of such date:

               (a) all conditions set forth in this Article IV have been fulfilled;

               (b) all representations and warranties of the Borrower set forth in Article V are true and correct in all material respects; and

               (c) no Default has occurred and is continuing.

         Section 4.1.9 Insurance Report, etc. The Administrative Agent shall have received evidence that all insurance policies, coverages and riders required pursuant to Section 6.1.6 are in effect on the Closing Date.

         Section 4.1.10 Opinions of Counsel. The Administrative Agent shall have received and delivered to each Lender the following opinion letters, each dated the Closing Date and in form satisfactory to the Administrative Agent, and addressed to the Administrative Agent, all Lenders, Moody's and S&P:

               (a) Opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower;

               (b) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Investment Manager; and

               (c) Opinion of Kennedy Covington Lodell & Hickman, LLP, special counsel to the Custodian.

         Section 4.1.11 Investment Manager Letter. The Administrative Agent shall have received from the Investment Manager a letter addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit F consenting to the provisions of Section 6.2.14.

         Section 4.1.12 Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender and the Lead Manager and the Co-Lead Manager, as the case may be, all fees, costs and expenses then due and payable under this Agreement (including Section 9.1 and the Fee Letter).

         Section 4.1.13 Federal Reserve Form U-1 or G-3. The Administrative Agent shall have received on behalf of each Lender that is subject to such regulations a Federal Reserve Form U-1 or Form G-3, as the case may be, duly completed and executed by the Borrower and such Lender.

         Section 4.1.14 Rating of Loans and Preferred Interests. The Administrative Agent shall have received, and delivered a copy thereof to each Lender so requesting, (i) a letter from Moody's addressed to the Borrower and the Administrative Agent, confirming that the Loans hereunder have received ratings of "Aaa" by Moody's and that the Preferred Interests have received ratings of at least "Aa3" by Moody's and (ii) a letter from S&P addressed to the Borrower and the Administrative Agent, confirming that the Loans hereunder have received ratings of "AAA" by S&P and that the Preferred Interests have received ratings of at least "AA-" by S&P.

         Section 4.1.15 Satisfactory Legal Form. All limited partnership and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments and documents executed or submitted pursuant to this Section 4.1 by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Article IV shall be addressed to the Administrative Agent and each Lender, or the Administrative Agent and each Lender shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Administrative Agent.

         Section 4.1.16 Key Individuals. The Administrative Agent shall have received a list of the Key Individuals as of the Closing Date.

         Section 4.1.17 Independent Public Accountant. The Administrative Agent shall have received a copy of an engagement letter between the Borrower and the Independent Public Accountant pursuant to which the Independent Public Accountant agrees for the period specified therein to prepare the reports required to be prepared by it pursuant to subsections 6.1.1(f) and 6.1.2(d).

         Section 4.1.18 CP Conduit Ratings; Liquidity Backstop. Each Lender that is a CP Conduit:

               (a) to the extent required of such CP Conduit, shall have received copies of letters from each of Fitch (if applicable), Moody's and S&P confirming the ratings assigned by each such rating agency to such CP Conduit's commercial paper notes;

               (b) solely in the case of each Designated CP Conduit, shall have represented and warranted in writing to the Borrower, the Swingline Lenders and the Administrative Agent that it has entered into a valid and binding Loan Purchase Agreement with one or more Designated CP Conduit Committed Lenders and any other parties thereto, which Loan Purchase Agreement shall provide for commitments by the Designated CP Conduit Committed Lenders parties thereto to purchase, or acquire participations in, the Loans of the Designated CP Conduit party thereto; and

               (c) to the extent required, shall have received an executed program administration and fee letter or similar document.

         Section 4.1.19 [Reserved]

         Section 4.1.20 [Reserved]

         Section 4.2 All Loans. Notwithstanding any other provision of this Agreement, without duplication of any conditions precedent required to be satisfied pursuant to Section 4.1, the obligations of the Lenders to make any Loan shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

         Section 4.2.1 Compliance with Warranties, Total Maximum Commitment, Borrowing Base, No Default, etc. Both immediately before and after giving effect to each Loan:

               (a) the representations and warranties set forth in Article V shall be true and correct in all material respects with the same effect as if then made

(unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (b) all representations and warranties set forth in each of the Collateral Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (c) no Default shall have occurred and be continuing;

               (d) (i) the aggregate amount of all Loans outstanding and Loans requested to be made shall not exceed the lesser of (A) the Total Maximum Commitment at such time and (B) the Borrowing Base at such time and (ii) the aggregate Dollar Equivalent amount of all Loans outstanding and Loans requested to be made that are denominated in Euros shall not exceed 22.5% of the Total Maximum Commitment (in each case determined after giving effect to the receipt by the Borrower of the proceeds of the requested Loan(s) and the use by the Borrower on such date of such proceeds); and

               (e) the Uniform Commercial Code Financing Statements (or other similar instruments or documents) referred to in subsection 4.1.3(a)(i) shall have been filed in all jurisdictions identified in Schedule 3.

         For purposes of this Section 4.2.1, the Dollar Equivalent with respect to Loans denominated in Euros shall be determined at the time of any Borrowing.

         Section 4.2.2 Borrowing Request, etc. The Administrative Agent shall have received a Borrowing Request. Each of the delivery of any such Borrowing Request and the acceptance by the Borrower of the proceeds or other benefits of any Loan shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and immediately before and after giving effect to the application of any proceeds of any Loans requested thereby, all statements set forth in Section 4.2.1 are true and correct in all material respects.

         Section 4.2.3 Regulations T, U and X. Immediately after such Borrowing, the Borrower shall be in compliance with Regulations T, U and X of the FRS Board.


                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

         In order to induce each Lender, the Administrative Agent, the Lead Manager and the Co-Lead Manager to enter into this Agreement, to engage in the transactions contemplated herein and in the other Credit Documents and, in the case of the Lenders, to make the Loans hereunder, the Borrower represents and warrants to each Lender, the Administrative Agent, the Lead Manager and the Co-Lead Manager as set forth in this Article V.

         Section 5.1 Organization, etc.

         Section 5.1.1 Organization, Power, Authority, etc. The Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification to the extent required pursuant to Sections 6.1.3 and 6.1.4 (except for any failures to be so qualified, which, in the aggregate would not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Lender Notes and each other Credit Document and each Transaction Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except for any failure to hold any such licenses, permits and/or other approvals, which, in the aggregate would not have a Material Adverse Effect).

         Section 5.1.2 Exemption from Registration. Assuming compliance by the Lenders with the restrictions and the accuracy of the representations and warranties set forth in Section 9.19, all transactions contemplated by this Agreement are exempt from registration under the Securities Act or the "Blue Sky" laws of any state.

         Section 5.2 Due Authorization, Non-Contravention, etc. The execution and delivery by the Borrower of this Agreement, the Lender Notes, each other Credit Document and each Transaction Document to which it is a party, the performance by the Borrower of its obligations hereunder and thereunder, all Loans obtained hereunder by the Borrower, the granting of the Liens provided for in the Collateral Documents and the consummation of all other actions incidental to any thereof have been duly authorized by all necessary action, do not and shall not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Borrower (assuming the truth and accuracy of the representations and warranties of the Lenders set forth herein and compliance by them with their covenants hereunder) or any law or governmental regulation or court decree or order (including, without limiting the foregoing, Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein) and shall not result in or require the creation or imposition of any Lien on any of the Borrower's properties pursuant to the provisions of any Contractual Obligation (other than the Liens provided for in the Collateral Documents and the Liens permitted by Section 6.2.3).

         Section 5.3 Government Approval, Regulation, etc. On or prior to the time of the first Borrowing hereunder, the Borrower shall have been registered as an investment company under the Investment Company Act and as a Closed-end Company for purposes of the Investment Company Act. No other Approval is required for the due execution, delivery or performance by the Borrower of this Agreement, the Lender Notes, or any other Credit Document or any Transaction Document or the consummation of any transactions contemplated hereby or thereby, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect.

         Section 5.4 Validity, etc. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and the Lender Notes and each of the other Credit Documents and each Transaction Document to which the Borrower is a party shall, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

         Section 5.5 Financial Information. With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of Company Equity, earnings and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to each Lender and the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the Borrower as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments, purchase accounting adjustments and such other exceptions specifically noted in the notes thereto.

         Section 5.6 Litigation, etc. There is no pending or, to the best knowledge of the Borrower, threatened, litigation, action, proceeding, order, investigation or claim, at law or in equity or before or by any Governmental Authority affecting the Borrower or the Investment Manager or any of their respective properties, assets or revenues which could reasonably be expected to result in or constitute a Material Adverse Effect.

         Section 5.7 Regulations T, U and X. The proceeds of any Loans made hereunder have not been, and will not be, used for a purpose which violates or would cause any Lender to violate, or would be inconsistent with, Regulation T, U or X of the FRS Board.

         Section 5.8 Pension and Welfare Plans.

               (a) Neither the Borrower nor any ERISA Affiliate maintains, contributes to (or is obligated to contribute to) or has any liability to any Pension Plan or Welfare Plan (other than with respect to a fully-insured Welfare Plan), unless such maintenance, contribution or liability, in the aggregate, would not have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has at any time maintained or contributed to (or has been obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully-insured Welfare Plan), unless such maintenance or contribution would not have a Material Adverse Effect.

               (b) None of the assets of the Borrower constitute Plan Assets.

               (c) The formation of the Borrower, and the Fund Investments from time to time effected or contemplated by the Borrower, do not and will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code and/or Section 406 of ERISA) that could subject the Administrative Agent and/or any Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code and/or Section 502(i) of ERISA.

               (d) There are no material collective bargaining agreements covering any employees of any of the Borrower's ERISA Affiliates (other than those entities which have become an ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) or with respect to which the Borrower or any of its ERISA Affiliates (other than those entities which have become an ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) has or could have any material liability or responsibility.

               (e) The Borrower has no employees.

         Section 5.9 Subsidiaries. Except for any Hedging SPEs or Investment Holding Subsidiaries, the Borrower has no Subsidiaries.

         Section 5.10 Taxes. The Borrower has filed all tax returns required by law to have been filed by it (except for such tax returns with respect to which the failure to file timely would not have a Material Adverse Effect); to the best of the Borrower's knowledge, all such tax returns are true and correct in all material respects; and the Borrower has paid or withheld (as applicable) all taxes and governmental charges thereby shown to be owing or required to be withheld, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         Section 5.11 Absence of Default. No Default or Event of Default exists or would result from the incurrence of any Obligations by the Borrower or from the grant or perfection of the Liens on the Collateral pursuant to the Pledge and Intercreditor Agreement. As of the Closing Date, the Borrower is not in default under or with respect to (a) any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 7.1 or (b) any governmental regulation or court decree or order or under any law, which default would be reasonably likely to have a Material Adverse Effect.

         Section 5.12 Capitalization. On or prior to the time of the first Borrowing hereunder, the Equity Capital Commitments of the Borrower shall equal or exceed the sum of the original Facility Commitment and the aggregate stated liquidation preference of the Preferred Interests.

         Section 5.13 Ownership of Properties. The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except (i) as permitted pursuant to Section 6.2.3 and (ii) Liens on properties and assets not included in the Collateral.

         Section 5.14 Real Property. The Borrower owns no real property, except for such real property as the Borrower may have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or other similar process or proceeding (whether or not under the supervision of a court or other regulatory authority) in respect of a Fund Investment, which acquisition shall be promptly disclosed to the Administrative Agent at the time of such acquisition.

         Section 5.15 [Reserved]

         Section 5.16 Environmental Warranties. The Borrower neither owns nor leases, nor has it ever owned or leased, any facilities or property the ownership of or leasehold interest in which, with the passage of time, or the giving of notice or both, would give rise to liability (including any contingent liability) under any Environmental Law except such liability, if any, as would not reasonably be likely to result in or constitute a Material Adverse Effect.

         Section 5.17 Borrower's Business. The Borrower does not engage in any business or activity other than (a) issuing the Lender Notes and incurring Loans pursuant to this Agreement, issuing and selling the Preferred Interests pursuant to the Borrower Organization Agreement (including any permitted refinancings thereof), issuing Common Interests, issuing Subordinated Equity Securities, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating, syndicating, contracting for the management of (including entering into the Investment Management Agreement and the Co-Management Agreement) and otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such activities) and entering into Hedging and Short Sale Transactions in accordance with the provisions of this Agreement, (b) issuing or incurring obligations permitted by Section 6.2.2,
(c) owning the Capital Stock of any Hedging SPEs or Investment Holding Subsidiaries, (d) engaging in other activities permitted by the Borrower Organization Agreement, including establishing investment committees and investment policies, earning origination, management, funding, break-up and similar fees with respect to Fund Investments, obtaining governance power with respect to Fund Investments and co-investing with related parties and other Persons and (e) engaging in any other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or ancillary thereto.

         Section 5.18 Collateral Documents. The provisions of the Collateral Documents executed or to be executed by the Borrower shall, upon the due execution and delivery thereof in accordance herewith, together with the making of all filings and recordings in locations referred to in Schedule 3 and the taking of possession of the Collateral in accordance with the provisions of the Collateral Documents, be effective to create a valid and perfected first priority Lien in all right, title and interest of the

Borrower in the Collateral in accordance with the terms of the Pledge and Intercreditor Agreement.

         Section 5.19 Investment Management Agreement. The Investment Management Agreement is in full force and effect and no default (other than that which may arise as a result of the Borrower's compliance with Section 6.2.14) exists thereunder. The Investment Manager is authorized to act on behalf of the Borrower in connection with the presentation of Borrowing Requests and payment instructions, the making of the prepayment specifications referred to in Section 3.3.2 and as otherwise authorized under the terms of the Investment Management Agreement; provided, that the Borrower shall provide a certificate of the Persons so authorized as provided in subsection 4.1.1(a)(ii).

         Section 5.20 Use of Proceeds. The proceeds of the Borrowings hereunder shall be used by the Borrower for the purpose of making investments in Fund Investments, entering into Secured Hedging Transactions, Defensive Hedge Transactions and other Hedging and Short Sale Transactions permitted hereunder, paying dividends on, redeeming, repurchasing and paying any liquidation preference with respect to, Preferred Interests and Common Interests to the extent such payments are permitted hereunder, capitalizing Hedging SPEs and Investment Holding Subsidiaries, paying principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others of the payment of, fees and expenses incurred in connection with the formation and operation of the Borrower, the Hedging SPEs and the Investment Holding Subsidiaries, the arranging of the Loans and the execution, delivery and performance of this Agreement and the other Transaction Documents including, but not limited to, the payment of fees payable to, and reimbursement of expenses of, the Investment Manager pursuant to the Investment Management Agreement and the Co-Manager pursuant to the Co-Management Agreement and the payment of premiums to any insurer, and the payment of other ongoing professional and administrative fees and expenses associated with the business and operation of the Borrower, the Hedging SPEs and Investment Holding Subsidiaries incurred in the ordinary course of business, or as otherwise determined to be incurred by the Borrower; provided that the Borrower shall apply substantially all of the proceeds of each Loan denominated in Euros to the purchase or funding of Fund Investments denominated in Euros (or to the payment of principal, interest or other amounts payable hereunder in Euros or the repayment of Swingline Loans denominated in Euros).

         Section 5.21 Compliance with Margin Requirements. The Borrower is not in violation of any provision of Section 7 of the Exchange Act, and no part of the proceeds of any Loans will be used, directly or indirectly, either (i) for the purpose, whether immediate, incidental or ultimate, of "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or (ii) for any purpose if, in the case of either clause (i) or (ii), as a result the provisions of the regulations of the FRS Board are violated. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form G-3 or Federal Reserve Form U-1, as applicable, referred to in Regulation U.\

         Section 5.22 Transaction Documents. Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by each of the Borrower and the Investment Manager, as the case may be, and is its valid and binding agreement. The Borrower has delivered to the Administrative Agent a true, correct and complete copy of each Transaction Document. Each Transaction Document is in full force and effect in the form so delivered to the Administrative Agent except as amended pursuant to Section 6.2.9.

         Section 5.23 Restatement and Reaffirmation. The Borrower hereby restates and reaffirms the representations and warranties set forth in the Collateral Documents. Such representations and warranties shall be incorporated by reference herein with the same effect as if fully set forth herein.


                                  ARTICLE VI

                                   COVENANTS

         Section 6.1 Affirmative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have been terminated and all principal and interest on the Loans and all other Obligations then due and payable have been paid and performed in full, the Borrower shall perform the Obligations set forth in this Section 6.1.

         Section 6.1.1 Collateral Valuation Covenant.

               (a) On each Business Day (as of the close of business on such day), the Borrower shall in good faith (i) calculate the Advance Amount using the Moody's Valuation Procedures using the most recent Market Value for each Fund Investment as determined in accordance with the Moody's Collateral Valuation Schedule and (ii) calculate the Advance Amount using the S&P Valuation Procedures using the most recent Market Value for each Fund Investment in accordance with the terms of the S&P Collateral Valuation Schedule; provided that for the purposes of this Agreement, the Advance Amount shall at all times be the lesser of the Advance Amounts calculated in accordance with clauses (i) and (ii) above. The Market Value of each Fund Investment shall be calculated by the Borrower (i) for purposes of the Moody's Valuation Procedures, as set forth in the Moody's Collateral Valuation Schedule and (ii) for purposes of the S&P Valuation Procedures, as set forth in the S&P Collateral Valuation Schedule.

               (b) Within ten (10) Business Days of each Reporting Date, the Borrower shall furnish to Moody's, S&P, the Administrative Agent and each Lender a written statement (in excel format) substantially in the form of Exhibit J hereto (a "Valuation Statement") certified by the Borrower as of such Reporting Date, which shall include, in addition to other matters specified in such Exhibit J:

                         (i) a schedule of all Fund Investments by issue and
                    by Asset Category included in the determination of the Advance Amount, setting forth:

                              (1) the current Market Value of each such Fund
                         Investment and the original cost of each such Fund Investment;

                              (2) the written quotations from Approved
                         Dealers, closing price or closing bid price on an Approved Exchange, and any Approved Third-Party Appraisal or quotation from an Approved Investment Banking Firm or other means used for calculating the Market Value of each such Fund Investment;

                              (3) to the extent applicable, information as to
                         rating, maturity, the Yield-to-Worst, and whether each such Fund Investment was Performing; and

                              (4) the percentages applied to each such Fund
                         Investment to derive the portion of the Advance Amount attributable to each such Fund Investment;

                         (ii) a schedule of all Unquoted Investments owned by
                    the Borrower, setting forth the Market Value of each such Unquoted Investment and the date of the determination of such Market Value, its Asset Category, its cost and, when applicable, the value provided by an Approved Third-Party Appraisal or Approved Investment Banking Firm and the date of determination of such value;

                         (iii) the aggregate Market Value of all Eligible
                    Investments, setting forth a list of Excluded Investments and calculations of applicable Portfolio Limitations;

                         (iv) the calculation of the Advance Amount under the
                    Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule and the Borrowing Base as of such date;

                         (v) a schedule of the Secured Hedging Net Exposure of
                    each Secured Hedging Transaction then outstanding;

                         (vi) a schedule of the aggregate amount of Debt of
                    the Borrower incurred as permitted under Section 6.2.2 and outstanding;

                         (vii) a schedule of all of the assets sold with their
                    respective purchase and sale prices and the date of such purchase and sale of such assets sold; and

                         (viii) a statement certifying that, except as
                    otherwise indicated on the Valuation Statement, the Borrower had determined the current Market Value of all Fund Investments using quotations provided since the date of the immediately prior Valuation Statement.

         It is expressly understood by the Administrative Agent and the Lenders that the information provided hereunder identifying the Fund Investments, and Market Values and/or Market Value Prices therefor is intended solely for the purpose of credit analysis by the Lenders. The Administrative Agent and the Lenders agree that they shall not use any such information for trading purposes or furnish such information to trading personnel or to any other Person for any purpose which is inconsistent with the foregoing restrictions or this Agreement.

               (c) Notwithstanding the provisions of subsection 6.1.1(b), in the event that the Borrower in good faith determines that a market disruption makes it impracticable to deliver a Valuation Statement to be provided hereunder on its due date, the Borrower may deliver such Valuation Statement within four (4) Business Days after its due date set forth herein and no Default in respect of this Section 6.1.1 shall occur or be deemed to occur for such four (4) Business Days; provided that on such due date the Borrower shall have furnished to Moody's, S&P, the Administrative Agent and each Lender a written statement, certified by the Borrower as of each such date, that the Borrower reasonably believes that it is in compliance with the Over-Collateralization Test.

               (d) Not later than the Business Day following any Excess Date, the Borrower will deliver to the Administrative Agent, each Lender, Moody's and S&P a supplement to the most recent Valuation Statement (in excel format) setting forth each of the items included in the Valuation Statement as of such Excess Date.

               (e) The Borrower's determination of the Advance Amount, the Market Value Price and the Market Value of Fund Investments pursuant to subsection 6.1.1(a) and (b), respectively, in good faith shall be deemed correct for purposes of this Agreement, unless, within thirty (30) days after receiving the applicable Valuation Statement, the Administrative Agent shall object in writing that such determination was made in a manner inconsistent with the provisions of this Agreement and disadvantageous to the Lenders or as having been calculated in error. In the event of any such dispute as to the calculation of the Advance Amount or Market Value, as the case may be, the good faith, reasonable and mutually agreeable determination of the Required Lenders shall be conclusive.

               (f) (i) Concurrently with the delivery of the consolidated financial statements of the Borrower as of each fiscal year-end of the Borrower and for the fiscal year then ended (beginning with the fiscal year ended December 31, 2006), pursuant to Section 6.1.2 and (ii) within twenty
(20) Business Days of a date mutually selected by the Required Lenders that is reasonably satisfactory to the Independent Public Accountant (or within such other period of such date as may be reasonably required by the Independent Public Accountant for the preparation thereof), the Borrower shall cause the Independent Public Accountant to provide a report as of such fiscal year-end or such selected date, as the case may be, containing information and calculations with respect to the Borrowing Base and the aggregate outstanding liquidation preference of the Preferred Interests as of such fiscal year-end or such selected date, as the case may be, in a form acceptable to the Administrative Agent and the Required Lenders (an "Agreed-Upon

Procedures Report") to the Administrative Agent, the Lenders, Moody's and S&P. The Borrower shall be responsible for the fees and expenses of the Independent Public Accountant for each Agreed-Upon Procedures Report as of each fiscal year-end of the Borrower and as of any one date selected by the Required Lenders during any fiscal year of the Borrower, and the Lenders shall be responsible for such fees and expenses for each Agreed-Upon Procedures Report as of any additional date selected by the Required Lenders during any such fiscal year.

               (g) The Borrower shall furnish in writing to the Administrative Agent and each Lender from time to time such additional information regarding the determination of the Eligible Investments, Market Value, the Advance Amount or regarding Fund Investments or the financial position or business of the Borrower as the Administrative Agent or such Lender may reasonably request.

         Section 6.1.2 Information, etc. The Borrower shall promptly furnish to Moody's, S&P, the Custodian, the Administrative Agent, and the Lenders copies of the following financial statements, reports and information:

               (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the year ended December 31, 2006) a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of operations, members' equity and cash flows for such fiscal year (including a schedule setting forth all investments of the Borrower and the Market Value of each such investment at year end (regardless of whether such investments are then required under GAAP to be set forth)), setting forth in comparative form the figures for the previous fiscal year, if any, reported on without material qualification by Independent Public Accountant, it being understood that a qualification relating only to valuation methodology shall not be deemed a material qualification if the Borrower has otherwise complied with Sections
6.1.1 and 6.1.18;

               (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (beginning with the quarter ended March 31, 2007) a consolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related consolidated statements of operations, members' equity and cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter (including a schedule setting forth all investments of the Borrower and the Market Value of each such investment at quarter end (regardless of whether such investments are then required under GAAP to be set forth)), setting forth in the case of each fiscal quarter ending on or after March 31, 2008 in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Authorized Officer of the Borrower;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (A) a certificate of an Authorized Officer of the Borrower in the form of Exhibit H hereto (x) setting forth (i) Company

Equity as of the last day of the fiscal quarter of the Borrower most recently ended; (ii) the aggregate amount of Restricted Payments made during such fiscal quarter; (iii) the aggregate principal amount of Debt of the Borrower described in clauses (ii), (iii) and (iv) of Section 6.2.2 in each case as of the last day of such fiscal year or quarter; and (v) the computations relating to the Borrower's compliance with Section 6.1.15; and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the Independent Public Accountant which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and, if such a Default has come to their attention, a statement as to the nature thereof;

               (e) promptly upon the execution thereof, copies of any amendment to any Transaction Document;

               (f) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent, Moody's, S&P or the Required Lenders may reasonably request; and

               (g) promptly upon obtaining actual knowledge thereof, any material correction, revision or restatement with respect to the information referred to above.

         Section 6.1.3 Maintenance of Borrower's Existence, etc. The Borrower shall cause to be done at all times all things necessary to maintain and preserve its existence and the rights (statutory and other) and franchises (including licenses, authorizations and permits necessary to the operation of its businesses) used in the conduct of its business, including preservation of its status as a limited partnership in good standing under the laws of the State of Delaware.

         Section 6.1.4 Foreign Qualification. The Borrower shall cause to be done at all times all things necessary to be duly qualified to do business and be in good standing in each jurisdiction where the failure so to qualify would have a Material Adverse Effect.

         Section 6.1.5 Payment of Taxes and Other Claims. The Borrower shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon the Borrower or upon any of its income, profits or property; provided, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not have a Material Adverse Effect or a material adverse effect on the Collateral.

         Section 6.1.6 Insurance. The Borrower shall maintain, directly or through an Affiliate, with reputable, financially sound insurance companies, insurance with respect to its properties and business against such liabilities and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice in the case of similar businesses engaged in the activities described in Section 5.17, including fidelity bond coverage and director and officer (and manager) liability insurance and shall furnish to the Administrative Agent and each Lender on the Closing Date, and no later than January 31 of each year (commencing January 31, 2007), a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower (or such Affiliate) in accordance with this Section 6.1.6. The Borrower, directly or through an Affiliate, shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.6 and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

         Section 6.1.7 Notice of Default, Litigation, etc. The Borrower shall give prompt notice (with a description in reasonable detail of the nature and period of existence thereof and of the actions which the Borrower has taken and proposes to take with respect thereto) to Moody's, S&P, the Administrative Agent, and the Lenders of:

               (a) the occurrence of (i) any known Default and (ii) any known event of default (however denominated) or default which, with notice, the passage of time or both, would constitute such an event of default, under any Collateral Document;

               (b) the receipt of any notice of any default which, with notice, the passage of time or both, would constitute an event of default under any Collateral Document;

               (c) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Administrative Agent or the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or to which any of its properties, assets or revenues is subject which (i) would be reasonably likely to have a Material Adverse Effect or (ii) relates to this Agreement, any Collateral Document, any other Credit Document or any transactions contemplated hereunder or thereunder;

               (d) the occurrence of any other circumstance which has resulted, or will with the passage of time result, in a Trigger Event; and

               (e) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Administrative Agent or the Lenders.

         Section 6.1.8 Performance of Obligations. The Borrower shall (a) perform promptly and faithfully all of its Obligations under this Agreement, each Collateral Document and each Credit Document executed by it and (b) comply with the provisions of all other contracts or agreements to which it is a party or by which it is bound and pay all obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due except to the extent the failure to comply with such contracts and agreements could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.1.9 Audits; Books and Records. The Administrative Agent may (and, at the request of the Required Lenders, shall) conduct physical audits, using the Administrative Agent's own personnel and/or agents employed on the Administrative Agent's behalf, of the assets of the Borrower as often as the Administrative Agent may reasonably deem necessary or desirable, the results of which, in any case where such audit has been conducted by a third-party agent, the Administrative Agent shall (subject to the last proviso of this sentence) promptly report to the Lenders; provided, that, at any time prior to the occurrence of a Default, the Administrative Agent shall conduct not more than one physical audit in any one fiscal year of the Borrower; and provided, further, that upon the occurrence and during the continuance of a Default, the Administrative Agent may engage in any number of physical audits which the Administrative Agent or the Required Lenders deem necessary or desirable; and provided, further, that any of the CP Conduits, if an annual audit described above has not been conducted or if such audit does not satisfy the requirements of its internal guidelines with respect thereto (as so certified by such CP Conduit), may, at its own cost and expense if such audit is as a result of an audit not satisfying the requirements of its internal guidelines, request and conduct an audit satisfying such requirements. The Borrower shall keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Administrative Agent and the Lenders, on reasonable notice and at reasonable times and intervals during ordinary business hours, to visit all of its offices and to discuss its financial matters with officers of the Borrower and its independent public accountants. The Borrower shall permit the Administrative Agent on reasonable notice and at reasonable times and intervals during ordinary business hours, to examine and make copies of any of the books or other records of the Borrower. The Borrower shall pay any reasonable fees of such independent public accountants or otherwise incurred in connection with the exercise by the Administrative Agent of its rights pursuant to this Section 6.1.9.

         Section 6.1.10 Compliance with Laws, etc. The Borrower shall comply with all applicable statutes, rules, regulations, orders and restrictions of any governmental authority, department, commission, board, regulatory authority, bureau, agency and instrumentality, in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect, and except for such non-compliance as shall not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, the Borrower shall comply with Section 18 of the Investment Company Act or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein.

         Section 6.1.11 Environmental Matters. The Borrower shall use and operate all of the Borrower's real properties, if any, in compliance with all Environmental

Laws, except for such non-compliance as shall not, individually or in the aggregate, have a Material Adverse Effect.

         Section 6.1.12 Maintenance of Property. The Borrower shall, at its expense:

               (a) acquire and maintain the Fund Investments included or to be included in the Collateral in a manner that shall enable the Borrower to cause such property to be subject to the Liens of the Collateral Documents;

               (b) obtain the consent or approval of any Person whose consent or approval is required in connection with the grant of Liens by the Borrower in any such property to or for the benefit of the Lenders; and

               (c) maintain and keep its properties that are used or useful to its business in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times.

         Section 6.1.13 Delivery; Further Assurances. The Borrower shall, at its expense:

               (a) execute and deliver any and all instruments necessary or as the Administrative Agent may reasonably request to grant and perfect a first priority Lien on all of the Collateral, except for Permitted Liens and Liens on Fund Investments the Market Value of which if excluded from the Collateral would not cause a violation of the Over-Collateralization Test or as otherwise permitted hereunder or under the Collateral Documents, and, without any request by the Administrative Agent or any Person, deliver or cause to be delivered promptly to the Custodian, or any designee thereof, in due form for transfer (duly endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers or any instrument or certificate accompanying or previously delivered to the Custodian permitting the Custodian to exercise the Borrower's rights of transfer when permitted hereunder or under the Pledge and Intercreditor Agreement) or issued in the name of the Custodian or its nominee or agent (or any designee of the Custodian), all certificated securities, chattel paper, instruments and documents of title, if any, at any time representing all or any of the Collateral, it being acknowledged by the parties hereto that such certificated securities, chattel paper, instruments and documents of title may be subject to restrictions on transfer either imposed by law or contained in their governing documents or any related documents;

               (b) upon request of the Administrative Agent, forthwith execute and deliver or cause to be executed by the Borrower and delivered to the Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Administrative Agent), such assignments, security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain to the reasonable satisfaction of the Administrative Agent valid perfected Liens of the first priority in all the Collateral in accordance with the Pledge and Intercreditor Agreement (free of all other Liens, claims, and rights of third parties whatsoever, except for Permitted Liens and Liens on Fund Investments the Market Value of which if excluded from the Collateral would not cause a violation of the Over-Collateralization Test or as otherwise permitted hereunder or under the Collateral Documents); and

               (c) give prompt notice to the Administrative Agent of any Fund Investment included in the Collateral as to which the Borrower has actual knowledge or has received notice that the Secured Parties Representative does not have a valid perfected Lien of the first priority therein.

         Section 6.1.14 Investment Manager, etc.

               (a) The Administrative Agent shall at all times be entitled to accept and act upon Borrowing Requests and payment instructions received from an Authorized Officer of the Borrower or the Investment Manager designated in a certificate of the Borrower to that effect provided from time to time to the Administrative Agent (in the form provided in subsection 4.1.1(a)(ii)).

               (b) The Borrower shall at all times maintain TCP as its primary investment manager, except as otherwise provided under the Investment Management Agreement.

               (c) The Custodian shall at all times be the custodian of all of the Fund Investments and the Collateral, except as provided under the Custodial Agreement.

               (d) The Borrower's auditors shall be a nationally recognized firm of independent public auditors that is reasonably acceptable to the Administrative Agent and the Required Lenders.

         Section 6.1.15 Minimum Net Worth. The Company Equity shall, at the end of each fiscal quarter (determined on the date the related quarterly or annual financial statements are required to be delivered hereunder by reference to such related quarterly or annual financial statements), equal or exceed the greater of 60% of (x) Contributed Company Capital minus the sum of all Commitment Reduction Amounts and permanent reductions of the aggregate stated liquidation preference of the Preferred Interests and (y) $350,000,000. For purposes of this Section 6.1.15, prior to the earlier of June 15, 2009 and the date on which the Equity Capital Commitments have been fully drawn, Company Equity shall be deemed to include undrawn Equity Capital Commitments.

         Section 6.1.16 Affirmative Hedging Requirement. The Borrower shall, and/or shall cause the Hedging SPEs to, maintain at all times any interest rate or currency rate protection arrangements which, in the Borrower's good faith judgment, are advisable and permitted hereunder to reduce the Borrower's exposure to material interest rate or currency rate risk.

         Section 6.1.17 Use of Proceeds. The proceeds of the Loans made hereunder will be used by the Borrower for the purpose of making investments in Fund Investments, entering into Secured Hedging Transactions, Defensive Hedge Transactions and other Hedging and Short Sale Transactions permitted hereunder, paying dividends on, redeeming, repurchasing and paying any liquidation preference with respect to, Preferred Interests and Common Interests to the extent such payments are permitted hereunder, capitalizing Hedging SPEs and Investment Holding Subsidiaries, paying principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others for the payment of, fees and expenses incurred in connection with the formation and operation of the Borrower, the Hedging SPEs and the Investment Holding Subsidiaries, the arranging of the Loans and the execution, delivery and performance of this Agreement and the other Transaction Documents including, but not limited to, the payment of the fees payable to, and reimbursement of expenses of, the Investment Manager pursuant to the Investment Management Agreement and the Co-Manager pursuant to the Co-Management Agreement and the payment of premiums due to any insurer and the payment of other ongoing professional and administrative fees and expenses associated with the business and operation of the Borrower, incurred in the ordinary course of business, or as otherwise determined to be incurred by the Borrower, the Hedging SPEs and Investment Holding Subsidiaries; provided that the Borrower shall apply substantially all of the proceeds of each Loan denominated in Euros to the purchase or funding of Fund Investments denominated in Euros (or to the payment of principal, interest or other amounts payable hereunder in Euros or the repayment of Swingline Loans denominated in Euros). None of such proceeds will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock for purposes of the regulations of the FRS Board.

         Section 6.1.18 Compliance with Over-Collateralization Test. Upon the occurrence of an Excess Date, the Borrower shall promptly notify the Administrative Agent, each Lender, Moody's and S&P thereof and, at its option (provided, that it is required to take the actions described in clause (i) or clause (ii) below), within ten (10) Business Days of such Excess Date, either:

                         (i) prepay the Debt under this Agreement (as provided
                    herein) in such amount or take such other actions as shall be necessary so that the sum of the aggregate outstanding principal amount of Senior Indebtedness shall be equal to or less than the Advance Amount then in effect; or

                         (ii) provide a written statement to the
                    Administrative Agent and each Lender as of any date (a "Statement Date") showing projected compliance with the Over-Collateralization Test as of any subsequent date within twenty (20) Business Days of such Excess Date (and continuing compliance with the Over-Collateralization Test during the remainder of such twenty (20) Business Day period) based upon reasonably expected settlements of all committed purchases and sales of Fund Investments pledged as Collateral, all anticipated additions to, and removals from, the Collateral of Cash and of Fund Investments that are not pledged as Collateral and all anticipated prepayments of its Debt (including sources of funds therefor) to be completed within twenty (20) Business Days of such Excess Date, calculated by reference to the Market Value, Market Value Prices, Over-Collateralization Test and Debt in effect or outstanding, as the case may be, as of such Statement Date.

         The calculation of the Excess Amount, if any, is referred to herein as the "Over-Collateralization Test," and the Borrower will be deemed to be in compliance with such test so long as there is no positive Excess Amount. In the event that the Borrower fails to complete the transactions described in a statement delivered pursuant to clause (ii) above or otherwise come into compliance with the Over-Collateralization Test (including as a result of changes in the value of the Collateral) within the twenty (20) Business Day period specified therein, the Borrower shall make the prepayments required pursuant to clause (i) above not later than the last day of such twenty (20) Business Day period.

         Section 6.1.19 Regulations T, U, and X. The Borrower shall provide a duly completed and executed Federal Reserve Form U-1 or Form G-3, as applicable, to each Person becoming a Lender after the Closing Date pursuant to the terms of this Agreement. If at any time the Borrower acquires any Margin Stock, the Borrower will take any and all actions as may be necessary, or as may be reasonably requested by the Administrative Agent, to establish compliance with Regulations T, U, and X of the FRS Board, including, without limitation, furnishing such information relating to such Margin Stock acquired as is required to register and file periodic reports with the FRS Board.

         Section 6.1.20 Plan Assets. The Borrower and its ERISA Affiliates will do, or cause to be done, all things necessary to ensure that the Borrower will not be deemed to hold Plan Assets at any time.

         Section 6.1.21 Key Individuals. The Borrower shall provide the Administrative Agent with an updated list of Key Individuals whenever the previously delivered list is no longer complete or accurate.

         Section 6.1.22 Regulated Investment Company. If the Borrower does not intend to qualify as a partnership for U.S. federal income tax purposes, the Borrower shall promptly notify the Administrative Agent, each Lender, Moody's and S&P if the Borrower elects not to be treated as, or becomes ineligible to be treated as, a regulated investment company for U.S. federal income tax purposes.

         Section 6.1.23 Closed-end Company Status. The Borrower shall use commercially reasonable efforts to at all times subsequent to its registration as an investment company and prior to its termination in accordance with the provisions of Section 6.2.7 maintain its classification as a Closed-end Company for purposes of the Investment Company Act and shall promptly notify the Administrative Agent and each Lender when it at any time fails to maintain its classification as a Closed-end Company.

         Section 6.2 Negative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have been terminated and all principal and interest on the Loans and all other Obligations then due and payable have been paid and performed in full, the Borrower shall perform the Obligations set forth in this Section 6.2.

         Section 6.2.1 No Other Business; Subsidiaries. The Borrower shall not engage in any business or activity other than (a) issuing the Lender Notes and incurring Loans pursuant to this Agreement, issuing, selling, redeeming and repurchasing Preferred Interests (including any permitted refinancings thereof), issuing and selling Common Interests, issuing and selling Subordinated Equity Securities, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating, syndicating, contracting for the management of (including entering into the Investment Management Agreement and the Co-Management Agreement) and otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such activities) and entering into Secured Hedging Transactions and Structured Product Transactions, (b) issuing or incurring any other obligations permitted by Section 6.2.2, (c) owning the Capital Stock of any Hedging SPEs or Investment Holding Subsidiaries, (d) engaging in other activities permitted by the Borrower Organization Agreement, including establishing investment committees and investment policies, earning origination, management, funding, break-up and similar fees with respect to Fund Investments, obtaining governance power with respect to certain Fund Investments and co-investing with related parties and other Persons and (e) engaging in any other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or ancillary thereto. Notwithstanding anything to the contrary contained in this Section 6.2.1 or elsewhere in this Agreement, the Borrower shall have no Subsidiaries other than any Hedging SPEs or Investment Holding Subsidiaries.

         Section 6.2.2 Limitations on Debt or Equity Securities. The Borrower shall not, and shall not permit any Subsidiary (other than a Hedging SPE) to, create, incur, assume or suffer to exist or otherwise directly or indirectly become or be liable (collectively, "Incur" and, with correlative meanings, "Incurred" and "Incurrence") in respect of any Debt or issue any equity securities, other than:

                         (i) Debt in respect of the Loans and other
                    Obligations in an aggregate principal amount not to exceed the Total Maximum Commitment (including refinancings, refundings or replacements thereof);

                         (ii) the Preferred Interests and the Common
                    Interests;

                         (iii) any other equity securities which (1) are fully
                    subordinated and junior in right of payment (including upon liquidation) to the Senior Indebtedness and the Preferred Interests; (2) contain a Non-Petition Covenant by the holder thereof; and (3) expressly provide that each holder thereof does not have recourse to any Collateral pledged under the Pledge and Intercreditor Agreement for amounts payable to such holder in respect of such equity securities until all of the Obligations hereunder and the Preferred Interests have been paid in full (a "Subordinated Equity Security");

                         (iv) Debt arising from the honoring by a bank or
                    other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Debt is extinguished within five Business Days of its incurrence;

                         (v) with respect to any Fund Investment, any funding
                    obligation of the Borrower to the issuer of such Fund Investment; and

                         (vi) in the case of Investment Holding Subsidiaries,
                    equity securities issued to and held by the Borrower.

         Section 6.2.3 Liens. The Borrower shall not, and shall not permit any Subsidiary (other than a Hedging SPE) to, Incur any Lien upon any property or assets included in the Collateral, whether now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

                         (i) Liens in favor, or for the benefit, of the
                    Administrative Agent or the Lenders granted pursuant to this Agreement or any Collateral Document, including the Lien in favor of the Secured Parties Representative created by the Pledge and Intercreditor Agreement;

                         (ii) any Lien or other encumbrance for taxes,
                    assessments or other governmental charges or levies not yet subject to penalties for non-payment or the validity, applicability or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established by the Borrower;

                         (iii) Liens of broker-dealers and clearing
                    corporations Incurred in the ordinary course of business, but excluding Liens created in connection with the purchase of securities on margin, the short sale of securities on margin or Securities Lending Transactions (other than Securities Lending Transactions involving U.S. Government Securities incurred as Interest Rate Hedging Transactions); provided, that in the case of broker-dealer Liens relating to trades not settled in the ordinary course of business, such Liens shall be Permitted Liens under this clause (iii) only if such Liens are discharged within five (5) Business Days of the Borrower's obtaining actual knowledge thereof;

                         (iv) judgment Liens in existence less than thirty
                    (30) days after the entry thereof or with respect to which execution has been stayed, in each case, so long as the aggregate amount of all such judgment Liens at any time does not exceed 1.5% of the Net Asset Value, or judgment Liens the payment of which is covered in full (subject to a customary deductible) by insurance; and

                         (v) any other Lien granted in favor of the Secured
                    Parties Representative for its benefit and the benefit of the Lenders, the Custodian (and any subcustodian appointed by or on behalf of the Custodian), the Administrative Agent or the Hedging Representative and Secured Hedging Creditors (each as defined in the Pledge and Intercreditor Agreement) granted under the Pledge and Intercreditor Agreement, the Custodial Agreement or any Secured Hedging Agreement (as defined in the Pledge and Intercreditor Agreement).

         Section 6.2.4 Performance of Obligations. The Borrower is hereby authorized to contract with other Persons, including the Investment Manager and the Co-Manager, for the performance of actions and obligations to be performed by the Borrower hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral by the Investment Manager of the nature set forth in the Investment Management Agreement. In such event, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Borrower, except that, to the extent an officer's certificate is required to be delivered by or on behalf of the Borrower, an Authorized Officer of the Borrower must execute such officer's certificates on behalf of the Borrower.

         Section 6.2.5 Limitations on Restricted Payments. The Borrower shall not make any Restricted Payment; provided, that the Borrower may, at any time,
(i) make distributions (including dividends) to the Common Interest Holders or repurchase, or make payments or distributions on account of the purchase, redemption, retirement or acquisition of, the Common Interests in the Borrower pursuant to and in accordance with the Borrower Organization Agreement or (ii) make distributions to the Preferred Interest Holders or repurchase, or make payments or distributions on account of the purchase, redemption, retirement or acquisition of the Preferred Interests or make similar payments or distributions of their stated liquidation preference pursuant to and in accordance with the Borrower Organization Agreement, in each case, so long as, immediately after such payments, distributions or repurchases:

                         (x) no Default, Event of Default or violation of
                    Section 6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Agreement,

                         (y) all representations and warranties in Article V
                    hereof are true and correct in all material respects, and

                         (z) (1) Company Equity (after giving effect to any
                    Subordinated Equity Security and, prior to the earlier of June 15, 2009 and the date on which the Equity Capital Commitments have been fully drawn, including in Company Equity for purposes of this clause (z) the amount of undrawn Equity Capital Commitments) shall be equal to or exceed the greater of (A) Adjusted Contributed Company Capital minus the sum of all Commitment Reduction Amounts and permanent reductions of the aggregate stated liquidation preference of the Preferred Interests and (B) $350,000,000, or (2) in the case of Company Tax

                    Distributions, the Advance Amount exceeds 105% of the sum of the aggregate outstanding principal amount of Senior Indebtedness and the aggregate outstanding liquidation preference of the Preferred Interests (such excess amount, at any date of determination, the "Advance Amount Cushion"); provided that if, within 30 days from the date of any such Company Tax Distribution, the Advance Amount Cushion becomes less than zero following the acquisition by the Borrower of any loan, bond or other investment that is of the same tranche as any loan, bond or other investment sold by the Borrower within 30 days prior to such Company Tax Distribution, the Borrower shall not make any Company Tax Distribution under this Section 6.2.5 for a period of 180 days commencing from the date of such Company Tax Distribution;

provided, further that the Borrower may, in connection with the issuance of any Subordinated Equity Securities, make distributions to its Common Interest Holders and the holders of Subordinated Equity Securities in an amount which does not exceed the net proceeds to the Borrower of such issuance of Subordinated Equity Securities. Distributions (including dividends) or other payments or distributions on account of the purchase, redemption, retirement or acquisition of any Subordinated Equity Security may be made pursuant to and in accordance with the Borrower Organization Agreement at any time only so long as (x) all representations and warranties in Article V hereof are true and correct in all material respects and (y) immediately after giving effect thereto, no Default, Event of Default or violation of Section 6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred or be continuing under this Agreement. For the avoidance of doubt, dividends on the Preferred Interests shall not be treated as Restricted Payments and may be paid by the Borrower at any time in accordance with the terms of the Borrower Organization Agreement.

         Notwithstanding the foregoing, in the event that any payment or other distribution (including, without limitation, any dividend) in respect of the Borrower's Common Interests would be required to be made in order to preserve the U.S. federal income tax status of the Borrower as a regulated investment company or to avoid the imposition of the excise tax under Section 4882 of the Code (e.g., because the requisite consents from the Common Interest Holders for a "consent dividend" (as defined in Section 565 of the Code) for U.S. federal income tax purposes have not been obtained by the Borrower in accordance with the terms of the Borrower Organization Agreement), such payment or distribution (a "RIC Distribution") may be distributed for the benefit of the Common Interest Holders and deposited into the Common Interest Holders' Escrow Account established pursuant to the Custodial Agreement. Funds deposited in the Common Interest Holders' Escrow Account shall not be released to the Common Interest Holders unless and until the Borrower shall have provided to the Administrative Agent a certificate stating that (x) such violation of the Over-Collateralization Test, occurrence of Default or Event of Default or breach of representation or warranty in Article V hereof, as applicable, has been cured and is no longer continuing and (y) Company Equity (including, for this purpose, any Subordinated Equity Security) is equal to or greater than Adjusted Contributed Company Capital. If the requisite consents from the Common Interest Holders for a "consent dividend" have been obtained, the Borrower shall be permitted to pay any U.S. withholding taxes ("RIC Withholding Taxes") arising in respect of such "consent dividend".

         Section 6.2.6 Change of Name, etc. The Borrower shall not change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, (b) without the prior consent of the Required Lenders, its name or the name under or by which it conducts its business or
(c) its jurisdiction of organization, in each case without first giving Moody's, S&P, the Administrative Agent, each Lender and the Secured Parties Representative thirty (30) days' prior written notice thereof and taking any and all actions that may be necessary, or which the Administrative Agent may reasonably request, to maintain and preserve all Liens granted pursuant to the Collateral Documents.

         Section 6.2.7 Merger, Consolidation, Assignment; Successor Entity Substituted. The Borrower shall not consolidate or merge with or into any other Person or sell, lease or otherwise transfer its respective properties and assets substantially as an entirety to any Person, including Tennenbaum Opportunities Fund V, LLC, unless the Borrower provides ten (10) days' prior written notice thereof to the Administrative Agent (which shall provide a copy of such notice to each Lender), Moody's and S&P (or such shorter notice period acceptable to such Persons) and unless:

                         (i) the Borrower shall be the surviving entity, or
                    the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which the properties and assets of the Borrower are transferred substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an amendment or supplement, executed and delivered to the Administrative Agent and each Lender (with a copy to Moody's and S&P), in the case of a Person succeeding the Borrower, the due and punctual payment of the principal of and premium and interest on all Loans and other Obligations and the performance of every covenant and every other obligation or liability of this Agreement and the other Credit Documents on the part of the Borrower to be performed or observed, all as provided herein;

                         (ii) immediately after giving effect to such
                    transaction, no Default or Event of Default shall have occurred and be continuing;

                         (iii) the Borrower shall have delivered to the
                    Administrative Agent an officer's certificate stating that such consolidation, merger, conveyance or transfer and such amendment or supplement to this Agreement comply with this Section 6.2.7;

                         (iv) the Required Lenders shall have consented to
                    such merger, consolidation, sale, lease or transfer (which consents shall not be unreasonably withheld or delayed, it being expressly acknowledged that under certain circumstances the Borrower currently intends to merge with and into

                    Tennenbaum Opportunities Fund V, LLC, a Delaware limited liability company, which shall thereupon become the Borrower hereunder);

                         (v) the Borrower shall have taken all steps necessary
                    to preserve the effectiveness, perfection and priority of the Liens created under the Pledge and Intercreditor Agreement;

                         (vi) the Borrower shall have delivered to the
                    Administrative Agent evidence satisfactory to the Administrative Agent that the Rating Agency Condition shall be met; and

                         (vii) the Borrower shall have delivered to the
                    Administrative Agent and each Lender an opinion of counsel concerning such of the foregoing matters described in clauses (i) and (v) and such other matters as the Administrative Agent may reasonably require.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 6.2.7, the successor entity formed by such consolidation or into which the Borrower is merged or into which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein.

         Section 6.2.8 Investment Dispositions, etc. The Borrower shall not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, other than in compliance with the provisions of this Agreement, the other Transaction Documents and all Applicable Laws. The Borrower shall not transfer any Fund Investment or other asset from the Custodial Account to any Hedging SPE or Investment Holding Subsidiary, to any counterparty under a Structured Product Transaction or to any other account of the Borrower unless (i) after giving effect to such transfer, (x) the sum of the aggregate Outstanding Principal Amount of the Loans and the aggregate outstanding liquidation preference of the Preferred Interests would not exceed (y) the Advance Amount (calculated on a pro forma basis giving effect to such transfer) and (ii) the Borrower shall have delivered to the Administrative Agent a certificate evidencing its compliance with the foregoing clause (i).

         Section 6.2.9 Modification of Certain Instruments, Organic Documents, Agreements, etc. The Borrower shall not:


               (a) consent to any amendment, supplement, waiver, termination or other modification of any of the terms or provisions of the Collateral Documents or the Preferred Interests that would (x) change the scheduled mandatory redemption date of any Preferred Interests to a date earlier than December 15, 2016, increase the amount of dividend or any other sum payable in respect of any Preferred Interests after issuance or (y) adversely affect the Lenders, in each case, other than any amendment, supplement or other modification which (i) extends the date or reduces the amount of any required payment, repurchase or redemption in respect of any Preferred Interests, (ii) is consented to or approved by the Lenders (which consent or approval shall not be unreasonably withheld or delayed), and as to which the Rating Agency Condition is met, or (iii) with the consent of the Administrative Agent serves to correct manifest error or inconsistencies that are otherwise not material; the Borrower will give Moody's, S&P and the Administrative Agent (which shall provide a copy of such notice to each Lender) ten (10) Business Days' prior written notice (or if ten (10) Business Days' prior written notice is not reasonably practicable, the maximum amount of prior written notice that is reasonably practicable) of any such modification, supplement, waiver or termination; or

               (b) to the extent permitted by the Investment Company Act, without the prior written consent of the Administrative Agent and Lenders having, in the aggregate, and without duplication in the case of Designated CP Conduits and their respective Designated CP Conduit Committed Lenders, a Voting Percentage of at least 66?% of the total Voting Percentages of all Lenders at such time (which consents shall not be unreasonably withheld or delayed) and unless the Rating Agency Condition is met, (i) terminate the Investment Manager, appoint a replacement Investment Manager or consent to an assignment of the Investment Management Agreement (except in connection with (x) an assignment that results from a change in control (within the meaning of the Investment Advisers Act of 1940, as amended) or (y) an assignment to the Co-Manager or an Affiliate of the Investment Manager or the Co-Manager pursuant to the Investment Management Agreement) or (ii) consent to any material amendment, supplement or other modification of any of the terms or provisions of (A) its Organic Documents if such change would have a Material Adverse Effect, or (B) the Investment Management Agreement (except in connection with a change of Investment Manager that otherwise complies with clause (i) above) if such change would have a Material Adverse Effect.

         Section 6.2.10 Agreements Restricting Liens. The Borrower shall not enter into any agreement which prohibits the creation or assumption of any Lien upon its properties, revenues or assets (other than Liens upon specific properties or assets that are not included in the Collateral), whether now owned or hereafter acquired, other than the Collateral Documents.

         Section 6.2.11 Inconsistent Agreements. The Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower of its obligations under this Agreement or under any other Credit Document.

         Section 6.2.12 Environmental Matters. Except with respect to violations which could not reasonably be expected to have a Material Adverse Effect, the Borrower shall not violate any Environmental Law. In any case, the Borrower shall not intentionally violate any Environmental Law.

         Section 6.2.13 Pension and Welfare Plans. The Borrower shall not Incur any liability or obligation with respect to any Pension Plan or any Welfare Plan

(other than with respect to a fully-insured Welfare Plan). The Borrower shall not have any employees and shall not maintain or contribute to (or become obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully-insured Welfare Plan).

         Section 6.2.14 Payment of Management or Advisory Fees. At any time after an Acceleration Notice, a Final Maturity Payment Default Notice or the occurrence of a Liquidation Acceleration under the Pledge and Intercreditor Agreement, the Borrower shall not pay, or cause or permit to be paid, any management or advisory fees (excluding expense reimbursements) of any type to the Investment Manager unless otherwise consented to by the Required Lenders pursuant to the terms of the Pledge and Intercreditor Agreement.

         Section 6.2.15 Limitation on Bank Loans. The Borrower shall not hold Bank Loans that obligate the Borrower, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower, unless the Borrower has at all times available to it, within the notification period specified by the documentation governing such Bank Loans for the making of any extensions of credit thereunder, any combination of (i) Cash, (ii) Cash Equivalents and (iii) availability under this Agreement such that the Borrower, upon "regular way" settlement, will have funds that are sufficient to cover the amount of any such extensions of credit.

         Section 6.2.16 Commodities; Real Estate. The Borrower shall not purchase or otherwise acquire or receive as a distribution any commodities or any fee interest in real property, except for such commodities or fee interest in real property as the Borrower shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding (whether or not under the supervision of a court or other regulatory authority) in respect of a Fund Investment; provided, that (i) the Borrower shall disclose such acquisition or receipt of any such commodities or fee interest in real property to the Administrative Agent promptly following the acquisition or receipt thereof and
(ii) the Borrower shall dispose of such commodities or fee interest in real property as soon as practicable in a commercially reasonable manner.

         Section 6.2.17 Margin Stock. The Borrower shall not use any of the proceeds of the Borrowings (i) to extend "purpose credit" within the meaning given to such term in Regulation U or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing, otherwise acquiring or carrying any Margin Stock.

         Section 6.2.18 Limitations on Hedging and Short Sale Transactions.

         (a) The Borrower will not, and will not permit any Hedging SPE to, enter into or otherwise effect or permit to remain outstanding any Hedging and Short Sale Transaction except as follows: (i) Secured Hedging Transactions entered into, in the judgment of the Borrower, to hedge or mitigate interest rate or currency rate risks to which the Borrower is exposed in the conduct of its business or management of its liabilities; (ii) Structured Product Transactions entered into by the Borrower; (iii)



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


Defensive Hedge Transactions entered into by the Borrower, intended to protect the Borrower against fluctuations in the market value of a Fund Investment; and (iv) other Hedging and Short Sale Transactions entered into by any Hedging SPE or, so long as the Borrower has no ongoing payment obligations thereunder, the Borrower.

         (b) The Borrower will not, and will not permit any Hedging SPE to, enter into any Hedging and Short Sale Transaction with any Person unless (i) the documentation for such Hedging and Short Sale Transaction contains a Non-Petition Covenant from such Person and (ii) (x) in the case of the Borrower, such Hedging and Short Sale Transaction is a Secured Hedging Transaction, a Defensive Hedge Transaction or a Hedging and Short Sale Transaction under which the Borrower has no ongoing payment obligations, and the counterparty is an Eligible Counterparty and (y) in the case of any Hedging SPE, the documentation for such Hedging and Short Sale Transaction provides that the counterparty thereto does not have recourse to the Borrower or the assets of the Borrower for amounts owing to such counterparty thereunder.

         (c) The Borrower will not enter into any Interest Rate Hedging Transaction if, as a result of entering into such transaction, the notional amount of all Interest Rate Hedging Transactions would be greater than the aggregate Market Value of all Eligible Investments.

         Section 6.2.19 [Reserved]

         Section 6.2.20 Limitations on Transactions with Affiliates. Except as expressly contemplated by the Transaction Documents (including the Borrower entering into and performing its obligations under the Investment Management Agreement and the Co-Management Agreement and establishing and capitalizing Hedging SPEs and Investment Holding Subsidiaries) and except for the transactions contemplated by the Asset Assignment Agreement, dated as of the Closing Date, between the Borrower and Tennenbaum Opportunities Fund V, LLC, the Borrower shall not, directly or indirectly: (i) make an investment in any of its Affiliates; (ii) sell, lease or otherwise transfer any assets to any of its Affiliates; (iii) purchase or acquire assets from any of its Affiliates; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates (including, without limitation, guarantees and assumptions of obligations of any of its Affiliates); provided, that the Borrower may, in compliance with the Investment Company Act, enter into any such transaction with any of its Affiliates or for the benefit of any of its Affiliates in the ordinary course of its business if (x) the monetary or business consideration arising therefrom are likely to be substantially as advantageous to the Borrower as the monetary or business consideration which it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower and (y) written notice of such transaction is provided to the Administrative Agent. Unless otherwise consented to by the Required Lenders, the Borrower shall not purchase, directly or indirectly, any securities issued by Special Value Bond Fund, LLC, Special Value Bond Fund, II, LLC, Special Value Absolute Return Fund, LLC, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Special Value Continuation Partners, LP or any other collateralized debt obligation vehicle managed by the Investment Manager or any of its Affiliates or by the Co-Manager.

         Section 6.2.21 Limitation on Hedging SPEs' Debt. In addition to the limitations specified in Section 6.2.18, the Borrower shall not permit any Hedging SPE to incur any Debt unless (a) such Debt is issued to an Eligible Counterparty that is party to a Hedging and Sale Transaction with such Hedging SPE and (b) the documentation for such Debt (i) contains a Non-Petition Covenant by each such Eligible Counterparty that is a creditor of such Hedging SPE and (ii) provides that each such creditor does not have recourse to the Borrower or the Collateral for amounts owing to such creditor thereunder.

         Section 6.2.22 Maintenance of Separate Existence. The Borrower shall not (a) fail to correct any misunderstanding regarding its separate existence of which it has notice or actual knowledge, (b) commingle its funds and other assets with those of any Affiliate or (c) take any action or conduct its affairs in a manner that it has reason to believe would result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, insolvency or other similar proceeding.


                                 ARTICLE VII

                               EVENTS OF DEFAULT

         Section 7.1 Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.

         Section 7.1.1 Non-Payment of Obligations. The Borrower shall default in (i) the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any principal hereunder, (ii) the payment when due of interest or fees in respect of any Loan and such default shall continue unremedied for a period of three (3) Business Days or more and
(iii) the payment of any other Obligation and such default shall continue unremedied for three (3) Business Days or more after the Borrower's receipt of notice of such default from the Administrative Agent or any Lender.

         Section 7.1.2 Over-Collateralization Test; Limitations on Hedging and Short Sale Transactions; Leverage.

               (a) The Borrower shall fail to comply with its obligations under Section 6.1.18.

               (b) The Borrower shall fail to comply with its obligations under Section 6.2.18 and such failure to comply shall continue unremedied for ten (10) Business Days or more after the earlier of (x) notice thereof having been given to the Borrower by the Administrative Agent or any Lender or (y) the first date on which a portfolio manager, senior accounting officer or controller of the Borrower or the Investment Manager had actual knowledge of such default.


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


         Section 7.1.3 Non Performance of Other Obligations. The Borrower shall default in the due performance and observance of any covenant, obligation, warranty or other agreement contained herein or in any other Credit Document executed by it, and, if any such default does not otherwise constitute an Event of Default under this Article VII, such default shall continue unremedied for a period of thirty (30) days (or, in the case of any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein, a period of ninety (90) days) or more after the earlier of (x) notice thereof having been given to the Borrower by the Administrative Agent or any Lender or (y) the first date on which a portfolio manager, senior accounting officer or controller of the Borrower or the Investment Manager had actual knowledge of such default.

         Section 7.1.4 Breach of Warranty. Any representation or warranty of the Borrower hereunder (other than the representation and warranty relating to any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein) or of the Borrower in any other Credit Document or in any certificate delivered pursuant hereto or thereto is or shall be incorrect in any material respect when made or deemed made.

         Section 7.1.5 [Reserved]

         Section 7.1.6 Default, Acceleration on Other Debt, etc. An aggregate principal amount of Debt of the Borrower or any Subsidiary of the Borrower equal to or exceeding 0.80% of the Net Asset Value shall become due and payable (whether at maturity, by acceleration or otherwise) and not be paid or satisfied in full, or the holder of such Debt shall be entitled to require the Borrower or any such Subsidiary to repay, repurchase, redeem, defease or otherwise retire for value such Debt, in whole or in part, prior to its scheduled payment date (in each case, after giving effect to any grace periods applicable thereto).

         Section 7.1.7 Secured Hedging Transaction Default. The Borrower shall default in the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any amount in excess of 3.0% of the Net Asset Value (after giving effect to any grace periods applicable thereto) required to be paid by it under any Secured Hedging Transaction (other than any such amount that is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower's books), and such default shall continue unremedied for a period of fifteen (15) Business Days or more.

         Section 7.1.8 Judgments. Any final judgments or orders (not subject to appeal) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of 1.5% of the Net Asset Value (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Borrower, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired.

         Section 7.1.9 Bankruptcy, Insolvency, etc. The Borrower or the Investment Manager shall:

               (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, Debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or the Investment Manager, as the case may be, or any property of the Borrower or the Investment Manager, as the case may be, in any bankruptcy, reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or the Investment Manager, as the case may be, or for a substantial part of the property of the Borrower or the Investment Manager, as the case may be, in any bankruptcy, reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or the Investment Manager, as the case may be, and, if such case or proceeding is not commenced by the Borrower or the Investment Manager, as the case may be, such case or proceeding shall be consented to or acquiesced in by the Borrower or the Investment Manager, as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

               (e) take any action authorizing, or in furtherance of, any of the foregoing.

         Section 7.1.10 Failure of Valid, Perfected, First-Priority Lien. Any Lien on any Collateral granted shall, at any time after delivery of the respective Collateral Documents, cease to be fully valid and perfected as a first-priority Lien, except (i) for Permitted Liens, (ii) Liens on Fund Investments the Market Value of which if excluded from the Collateral would not cause a violation of the Over-Collateralization Test (without giving effect to any applicable grace period) or (iii) as otherwise expressly permitted hereunder or under such Collateral Documents.

         Section 7.1.11 Investment Company Act. The Borrower ceases to be a registered "investment company" under the Investment Company Act for more than ninety (90) days.

         Section 7.1.12 Dissolution or Termination of Borrower. The Borrower shall be dissolved or terminated, and not reconstituted substantially simultaneously therewith (and in no event later than the same day) in accordance with the



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


Borrower Organization Agreement and in compliance with the provisions of
Section 6.2.7.

         Section 7.1.13 Removal of the Investment Manager; Trigger Event. The Investment Manager is removed or terminated pursuant to the Investment Management Agreement and the Required Lenders have not approved the new Investment Manager within thirty (30) days, or a Trigger Event shall have occurred and the Required Lenders shall not have approved a "Replacement Principal" appointed in accordance with the Investment Management Agreement.

         Section 7.2 Action if Bankruptcy. If any Event of Default described in Section 7.1.9 shall occur with respect to the Borrower, then the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, and all the Commitments shall be automatically terminated, without further notice, demand or presentment, all of which are expressly waived.

         Section 7.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent shall, upon the direction of the Required Lenders (or, solely in the case of an Event of Default under Section 7.1.3 relating to a default in the observance of the covenant set forth in Section 6.1.15 or a violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein, any Lender), by notice or demand to the Borrower, declare a Commitment Termination Event, declare the outstanding principal amount of the Loans and all other Obligations to be due and payable and terminate all Commitments, whereupon the full unpaid amount of such Loans and any and all other Obligations shall be and become immediately due and payable, without further notice, demand, or presentment, all of which are expressly waived.

         Section 7.4 Notice of Default. If a Default occurs and is continuing, the Administrative Agent shall provide to the Lenders, Moody's and S&P written notice of the uncured Default promptly (and, in any event, within two (2) Business Days) after the Administrative Agent becomes aware of such Default.


                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

         Section 8.1 Appointment. The Lenders hereby designate Wachovia Capital Markets, LLC as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each Holder of any Lender Note by the acceptance of such Lender Note or any assignee or transferee of an interest under this Agreement pursuant to Sections 3.4.7 or 9.4 shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments



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and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

         Section 8.2 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the Holder of any Lender Note or Loan; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         Section 8.3 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the Holder of each Lender Note or Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the Holder of any Lender Note or Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor any of its Affiliates, directors, officers, agents, or employees shall be responsible to or have any duty to ascertain, inquire into or verify for any Lender, or the Holder of any Lender Note or Loan, any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

         Without limiting the generality of the foregoing, the Administrative Agent shall not be responsible to any of the Lenders or the Holders of each Lender Note or Loan



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


for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral.

         Section 8.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or all Lenders, as applicable, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, none of any Lender or the Holder of any Lender Note or Loan shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

         Section 8.5 Reliance. The Administrative Agent (and each Lender) shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, e-mail, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent (or Lender, as applicable) believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

         Section 8.6 [Reserved]

         Section 8.7 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Majority Lenders," "Required Lenders," "Holders of Lender Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business customary and usual for the Administrative Agent or its Affiliates with the Borrower or any Affiliate as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         Section 8.8 Holders of Lender Notes or Loans. The Administrative Agent may deem and treat the payee of any Lender Note or Loan as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Lender Note or Loan shall be conclusive and binding on any subsequent holder, transferee, assignee or



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


indorsee, as the case may be, of such Lender Note or Loan or of any Lender Note or Lender Notes issued in exchange therefor.

         Section 8.9 Resignation by the Administrative Agent.

               (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days' prior written notice to the Borrower, Moody's, S&P and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to subsection 8.9(b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder (with notice of such appointment provided to Moody's and S&P), who shall be a commercial bank, investment bank, financial institution or trust company that is, unless an Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

               (c) If a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent, with (unless an Event of Default has occurred and is continuing) the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

               (d) If no successor Administrative Agent has been appointed pursuant to subsection 8.9(b) or (c) above by the thirtieth (30th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

         Section 8.10 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts, in each case of nationally recognized standing, selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts and this Agreement.

         Section 8.11 Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for the Administrative Agent's own account fees for its services (or those of its Affiliates) in administering this Agreement in the amounts and at the times heretofore mutually agreed by the Borrower and the Administrative Agent.



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                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent, the Lead Manager, and the Co-Lead Manager in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP), (B) of the Administrative Agent in connection with third party contractors hired by the Administrative Agent to deliver reports, notices and other documents to the Lenders and (C) of the Administrative Agent, the Lead Manager, and the Co-Lead Manager and each of the Lenders (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) in connection with any Default under or the enforcement of the Credit Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of (1) one counsel for the Administrative Agent, the Lead Manager, and the Co-Lead Manager (which counsel shall be selected by the Administrative Agent) and (2) upon prior written notice to the Borrower, one counsel for all of the other Lenders); (ii) pay and hold each of the Lenders (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) and the Administrative Agent harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender and the Administrative Agent, their respective officers, directors, employees, representatives and agents (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) from and hold each of them harmless against any and all losses, liabilities, obligations, penalties, actions, judgments, claims, damages, costs or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) is a party thereto) related to the entering into and/or performance by the Borrower of any Credit Document or the use by the Borrower of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document or Loan Purchase Agreement, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any real property owned or at any time operated by the Borrower, the



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


generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower, the noncompliance of any real property owned or at any time operated by the Borrower with Federal, state and local laws, regulations, and ordinances (including applicable permits hereunder) applicable to any such real property, or any Environmental Claim asserted against the Borrower, or any such real property, including, in each case, the reasonable disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in all cases any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Lead Manager, the Co-Lead Manager or any Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit , its Liquidity Providers) set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Neither the Borrower nor any indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to this Agreement or any other Credit Documents. The agreements in this Section 9.1 shall survive repayment of the Loans and all other amounts payable hereunder.

         Section 9.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including all interests in Obligations of the Borrower purchased by such Lender pursuant to subsection 9.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         Section 9.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier or e-mail) and mailed, e-mailed, telecopied or delivered, if to the Borrower, Moody's, S&P, the Administrative Agent, and/or any Lender, at its address specified on Schedule 2 hereto (provided, that any notice provided for hereunder to a Person that is not in the United States shall be by facsimile or e-mail transmission if such Person has provided current facsimile or e-mail contact information) or, in the case of any Lender becoming party hereto after the Closing Date, the related Assignment Agreement (provided, that in the case of the Borrower's obligation to deliver any notice or other communication to an assignee Lender, the Administrative Agent shall



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


have furnished the Assignment Agreement including such address to the Borrower); or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given or made as of: the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if telecopied or e-mailed; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Borrower and the Administrative Agent hereby acknowledge that each CP Conduit has appointed a Funding Agent to act as its agent under this Agreement and, if applicable, the Loan Purchase Agreement or the Liquidity Agreement to which it is a party. Unless otherwise instructed by a CP Conduit, copies of all notices, requests, demands and other documents to be delivered to such CP Conduit pursuant to the terms hereof shall be delivered to the Funding Agent with respect to such CP Conduit at such address as has been notified in writing by such CP Conduit to the Borrower and the Administrative Agent.

Section 9.4       Benefit of Agreement.

               (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 9.4 and (to the extent explicitly set forth herein) the Liquidity Providers for each Lender that is an Other CP Conduit and Designated CP Conduit Committed Lenders for each Lender that is a Designated CP Conduit; provided, that, except as provided in Section 6.2.7, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Lender Notes or Loans to another financial institution or other Person (including any CP Conduit); provided, that (x) unless such grant is to a Lender or a special purpose corporation administered by a Lender, such Lender shall give notice to the Borrower of the identity of such participant and (y) in the case of any such participation (other than a participation to a Designated CP Conduit Committed Lender), the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 3.4.4 and 3.6 to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold; and provided, further, no Lender shall transfer, grant or assign any participation (other than to a Lender or a special purpose corporation administered by a Lender) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Lender Note in which such participant is participating or waive any mandatory prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then



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in effect (it being
understood that a waiver of any Default or Event of Default or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 6.2.7).

               (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and, so long as no payment Default or Event of Default is then in existence, the consent of the Borrower (which consents shall not be unreasonably withheld or delayed in the case of assignments to commercial banks, savings and loan associations, insurance companies and limited liability companies or finance companies administered by the foregoing types of financial institutions or their Affiliates, but which may otherwise be withheld in the sole discretion of the Borrower), any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender's Commitment, Loans, Lender Note and other Obligations) to one or more commercial banks, savings and loan associations, insurance companies, investment companies, business development companies, other financial institutions or other corporations, business trusts, partnerships or funds not formed for the specific purpose of acquiring the Loans (including one or more Lenders); provided that, (i) in the event of an assignment by a Lender to an Affiliate of such Lender, by a Designated CP Conduit to its Designated CP Conduit Committed Lender or by an Other CP Conduit to its Liquidity Provider, no such consents shall be required, and (ii) in the event of an assignment by any Lender to a CP Conduit, such CP Conduit shall be an Approved Lender. No assignment pursuant to the immediately preceding sentence shall be in an aggregate amount less than (unless the entire Commitment and outstanding Loans of the assigning Lender are so assigned) (x) if to (I) an Affiliate of such Lender or (II) another Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders or, in the case of a Lender that is an Other CP Conduit, its Liquidity Provider), $1,000,000 or (y) if to an institution other than (I) an Affiliate of such Lender or (II) another Lender, $25,000,000. If any Lender so sells or assigns all or a part of its rights hereunder or under the Lender Notes or Loans, any reference in this Agreement or the Lender Notes or Loans to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this subsection 9.4(b) shall be effected (other than in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or in the case of an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers) by the assigning Lender and the assignee Lender executing an Assignment Agreement (the "Assignment Agreement") substantially in the form of Exhibit D (appropriately completed); provided, that in the case of any assignment to a CP Conduit that is not already a Lender, the effectiveness of such assignment shall be conditioned upon the execution and delivery of either (I) in the case of an Other CP Conduit, a Liquidity Agreement supporting such Other CP Conduit or (II) in the case of a Designated CP Conduit, a Loan Purchase Agreement or a similar agreement pursuant to which the counterparty thereof will be obligated to purchase such Designated CP



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


Conduit's rights and obligations under this Agreement in accordance with the terms therein. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 (other than (i) in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or in the case of an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers and (ii) in the case of an assignment to an Affiliate of a Lender), and at the time of any assignment pursuant to this subsection 9.4(b), (i) this Agreement shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (ii) the Borrower shall, upon request, issue new Lender Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Sections 3.2 and 9.16 and the Administrative Agent shall reflect such assignment in the Register. No transfer or assignment under this subsection 9.4(b) (other than in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers) shall be effective until recorded by the Administrative Agent on the Register pursuant to Section 9.16. To the extent of any assignment pursuant to this subsection 9.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this subsection 9.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as defined in subsection 3.6(b)) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate IRS Forms (and, if applicable, a Tax Certificate) described in Section 3.6. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 3.4.7 or this subsection 9.4(b) (other than an assignment by a Designated CP Conduit to its Designated CP Conduit Committed Lender) would, at the time of such assignment, result in increased costs under Sections 3.4.4, 3.4.5 or 3.6 which exceed those being charged, if any, by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective assignment). Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents) as shall be reasonably necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Lender Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

               (c) Notwithstanding any other provisions of this Section 9.4, any transfer or assignment of the interests or obligations of any Lender hereunder (other than any assignment by a Withdrawing Lender pursuant to Section 2.3.4) or any grant of participation therein shall not be permitted and be absolutely null and void and shall vest no rights in the purported transferee,



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


assignee or participant (such purported transferee, assignee or participant, a "Disqualified Transferee"), if such transfer, assignment or grant (i) is consummated or attempted to be consummated in compliance with the provisions of this Section 9.4 on the basis of incorrect or false certifications by the purported transferee, assignee or participant or (ii) would require the Borrower to (x) file a registration statement with the Securities and Exchange Commission or (y) qualify the Loans under the "Blue Sky" laws of any State. If any Disqualified Transferee shall become a Lender or participant in violation of the provisions of this Section 9.4, then, upon the discovery by or due notification of the Administrative Agent that such transfer, assignment or participation was not in fact permitted by this Section 9.4, the last preceding Lender (that owned the interest purported to be owned by such Disqualified Transferee) that would not be a Disqualified Transferee shall be restored to all rights in such interest retroactively to the date of registration of transfer, assignment or participation. Any action or non-action of a Disqualified Transferee taken while such Disqualified Transferee was the holder of such interest shall be without effect hereunder, but shall be deemed ratified by such last preceding Lender unless such last preceding Lender objects, by a superseding notice to the Administrative Agent delivered within five (5) Business Days of the later of (x) it being restored to its rights in such interest as described in the preceding sentence or (y) its receipt of notice of such action or non-action by the Disqualified Transferee. The Administrative Agent shall be under no liability for any transfer, assignment or participation that is not in fact permitted by this
Section 9.4 or for making any payments in respect of the interest the subject thereof or taking any other action with respect to such transfer, assignment or participation, unless the Administrative Agent had actual knowledge of the inaccuracy or insufficiency of any certification or representation upon which such transfer, assignment or participation was based. The Administrative Agent shall be entitled to recover from any Disqualified Transferee all payments made to it in respect of the interest in the obligations it acquired. Any such payments so recovered by the Administrative Agent shall be paid and delivered by the Administrative Agent to the last preceding Lender that would not be a Disqualified Transferee as aforesaid. Without limiting the foregoing, any Lender that made a purported transfer, assignment or participation to a Disqualified Transferee shall be required to cause the retransfer of such of the interest so transferred within three (3) Business Days after first becoming aware that such transfer, assignment or participation was to a Disqualified Transferee.

               (d) Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 9.4 shall, upon its becoming party to this Agreement, represent that it is an Eligible Transferee (and, in the case of a CP Conduit, it is also an Eligible Transferee) which makes loans in the ordinary course of its business and that it shall make or acquire Loans for its own account in the ordinary course of such business; provided, that subject to the preceding subsections 9.4(a), (b) and (c), the disposition of any promissory notes or other evidences of or interests in Debt under this Agreement held by such Lender shall at all times be within its exclusive control.

               (e) Each of the parties hereto acknowledges that each Lender which is a Designated CP Conduit may from time to time grant, or agree to grant, an assignment of its interests in its Loans, this Agreement and all of the other Transaction Documents, by way of collateral assignment or conveyance, to its respective Designated CP Conduit Committed Lenders, subject to the applicable requirements of this Section 9.4.



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


               (f) Each of the parties hereto acknowledges that each Lender which is an Other CP Conduit and each SPC may from time to time grant, or agree to grant, an assignment of its interests in its Loans, this Agreement and all of the other Transaction Documents, by way of collateral assignment or conveyance, to its respective Liquidity Providers, subject to the requirement that any assignee thereof must be an Approved Lender.

               (g) Each Designated CP Conduit hereby agrees that in the event such Designated CP Conduit or its Designated CP Conduit Committed Lender shall cease to be an Approved Lender, it will transfer pursuant to subsection 9.4(b) all of its rights and obligations under this Agreement (and the applicable Loan Purchase Agreement) to an Approved Lender (which is also an Eligible Transferee) within 60 days after the date on which it first obtains knowledge that such Designated CP Conduit or its Designated CP Conduit Committed Lender, as the case may be, is not an Approved Lender, provided that no Designated CP Conduit or Designated CP Conduit Committed Lender shall be required to so transfer its rights and obligations unless its corresponding Designated CP Conduit Committed Lender or Designated CP Conduit is permitted to transfer simultaneously its rights and obligations hereunder.

               (h) Each Other CP Conduit hereby agrees that in the event such Other CP Conduit shall cease to be an Approved Lender, it will transfer pursuant to subsection 9.4(b) all of its rights and obligations under this Agreement to an Approved Lender (which is also an Eligible Transferee) within 60 days after the date on which it first obtains knowledge that such Other CP Conduits is not an Approved Lender.

         Section 9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         Section 9.6 Payments Pro Rata.

               (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than (x) any Lender that has expressly waived its right to receive its pro rata share thereof or (y) solely with respect to payments to be made to withdrawing Lenders, any Lender that has agreed to



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the extension contemplated by Section 2.3) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

               (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding subsections 9.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

         Section 9.7 Calculations; Computations.

               (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).

               (b) All computations of interest hereunder shall be made based on the actual number of days elapsed over a year of 360 days (or, in the case of any Loan bearing interest at the Base Rate, the Euro Base Rate, or the Swingline Base Rate, 365/366 days).

         Section 9.8 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

               (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY ACCEPTS



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FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE
JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER IT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY HAND DELIVERY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.3, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

         (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SUBSECTION 9.8(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (d) This Section 9.8 shall survive the termination of this Agreement and the payment of all obligations.

Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall



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together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         Section 9.10 Effectiveness. This Agreement shall become effective on the Closing Date provided that the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent facsimile or e-mail transmission notice (actually received) at such office that the same has been signed and mailed to it.

         Section 9.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.12 Amendment or Waiver.

               (a) Neither this Agreement or any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Majority Lenders; and unless, if such change, waiver, discharge or termination would have a Material Adverse Effect (as determined by the Borrower and the Administrative Agent), the Rating Agency Condition is met; provided, that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend any time fixed for the payment of any principal of the Loans (other than as provided in Section 2.3), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof, (ii) release all or a substantial portion of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify



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or waive any provision of Section 9.6 or this subsection 9.12(a), (iv)
reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 6.2.7), (vi) waive any mandatory prepayment of Loans required pursuant to subsection 3.3.1(b) or (vii) amend, modify or waive any provision of Section 9.20; provided, further, that no such change, waiver, discharge or termination shall
(x) increase the Commitments or (except as permitted hereunder) change the ratable share of the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications (otherwise permitted hereunder) of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (y) without the consent of the applicable Swingline Lender, amend, modify or waive any provision of this Agreement which relates to the rights or obligations of such Swingline Lender in its capacity as Swingline Lender or (z) without the consent of the Administrative Agent amend, modify or waive any provision of Article VIII as the same applies to the Administrative Agent, or any other provision as it relates to the rights or obligations of the Administrative Agent. In addition, any proposed change, waiver, discharge or termination of any provisions of this Agreement or any other Credit Document that would materially adversely affect any CP Conduit shall, to the extent the program documents of such CP Conduit so require (as notified to the Borrower and the Administrative Agent by such CP Conduit), be subject to rating confirmation of such CP Conduit's commercial paper notes by each of Fitch, Moody's and S&P to the extent it is then rating such commercial paper notes; provided, that to the extent any such rating confirmation that is so required is not obtained, such CP Conduit shall be deemed to be a non-consenting Lender for purposes of subsection 9.12(b) and (c). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans and the Lender Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

               (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement or the Lender Notes as contemplated by clauses (i) through (vi), inclusive, of the first proviso of Section 9.12, the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is required is not obtained, then the Borrower shall have the right, subject to clause (d) below, to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 3.4.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second or third proviso of subsection 9.12(a).

               (c) If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Lender Notes as contemplated by clauses (i) through (vi), inclusive, of the first proviso of subsection 9.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans and satisfy all other Obligations to such non-consenting Lender; provided, that the Borrower shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to this subsection 9.12(c) if, immediately after the termination of such Lender's Commitment, the Loans of all Lenders would exceed the Total Maximum Commitment. Any reduction in Commitments made pursuant to this subsection 9.12(c) shall



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


permanently reduce the amount resulting from each calculation of Total Maximum Commitment thereafter.

         Section 9.13 Survival. All indemnities set forth herein including in Sections 3.4.4, 3.4.5, 3.6 and 9.1 shall survive the termination of this Agreement and the making and repayment of the Loans.

         Section 9.14 Domicile of Loans. Subject to the limitations of Section 9.4, each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender; provided, that the Borrower shall not be responsible for costs arising under Sections 3.4.4 and
3.6 resulting from any such transfer (other than a transfer pursuant to Section 3.4.6) to the extent not otherwise applicable to such Lender prior to such transfer.

         Section 9.15 Confidentiality.

               (a) Subject to Section 9.4, each Lender shall (and shall cause its employees, directors, agents, attorneys, accountants and other professional advisors to) hold all non-public information obtained pursuant to the requirements of this Agreement, in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosure (i) reasonably required by any bona fide actual or potential transferee or participant in connection with this contemplated transfer of any Loans or participation therein or an Affiliate, Designated CP Conduit Committed Lender or Liquidity Provider of such Lender (including attorneys, legal advisors, accountants and consultants of such Lender, Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender or any rating agency then rating the commercial paper notes of such Lender if it is a CP Conduit) (so long as such transferee, participant or Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender agrees to be bound by the provisions of this Section 9.15), (ii) to such Lender's employees who have a need to know such information, directors, agents, attorneys, accountants and other professional advisors; provided that the confidential information shall be used solely for the purpose of administrating this Agreement, including the evaluation of the Borrower and its Affiliates, and such confidential information shall be used in compliance with the legal and internal control requirements of such Lender,
(iii) which has been publicly disclosed other than in breach of this Agreement, (iv) as required or requested by any governmental agency or representative thereof or pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative, or regulatory authority; provided that unless prohibited by applicable law or court order, such Lender shall make reasonable efforts to inform the Borrower reasonably in advance of any such disclosure, (v) pursuant to legal process or in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Credit Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Credit Documents; provided that unless prohibited by applicable law or court order, such Lender shall make reasonable efforts to inform the Borrower reasonably in advance of any such disclosure, (vi) in connection with the exercise of any remedy hereunder or (vii) of the existence of this Agreement; provided, that, in no event shall any Lender, any Affiliate thereof or any Liquidity Provider be obligated or required to return any materials furnished by the Borrower. A Person that ceases to be a Lender shall continue to be bound by the provisions of this Section 9.15.

               (b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it to any rating agency, commercial paper dealer, administrator or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants, advisors, and attorneys of any of the foregoing; provided each such Person has a reasonable need to know such information, uses such information solely for purposes of providing the aforementioned services or functions to such Lender and is informed of the confidential nature of such information.

         Section 9.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 9.16, to maintain a register (the "Register") on which it shall record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. A Lender may also request that its Voting Percentage be divided on a pro rata basis into two (or more) portions by written notice delivered to the Administrative Agent, in which case the Administrative Agent shall record the respective portions of such Lender's Voting Percentage in the Register; provided, however, that in the event that a Lender votes any portion of its Voting Percentage against any proposal requiring the Lenders' consent hereunder, the Borrower shall be entitled to treat such Lender as a non-consenting Lender for all purposes hereunder, including Section 9.12 hereof, for so long as any portion of such Lender's Voting Percentage remains in opposition to such proposal. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments (other than in the case of any transfer by a Lender that is a CP Conduit to its Designated CP Conduit Committed Lenders or Liquidity Provider) shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans (other than in the case of any transfer by a Lender that is a CP Conduit to its Designated CP Conduit Committed Lenders or Liquidity Provider) shall be recorded by the Administrative Agent on the Register only upon the receipt and acceptance by the Administrative Agent of (i) a properly executed and delivered Assignment Agreement pursuant to subsection 9.4(b) and (ii) the assigning or transferor Lender's Lender Notes (if any) whereupon one or more new Lender Notes (upon request) in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the old Lender Notes shall be returned to the Borrower marked "canceled". Subject to the third sentence of this Section 9.16, the entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a

Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         Section 9.17 Lender Affiliate Securities.

               (a) The Administrative Agent may from time to time give notice to the Borrower listing by name each person who is an affiliate of any Lender for purposes of Section 23A.

               (b) The Borrower agrees that it shall not transfer any Affiliate Security as Collateral pursuant to the Pledge and Intercreditor Agreement. Promptly following the time it shall have learned that an Affiliate Security that should not have been transferred in accordance with the first sentence of this subsection 9.17(b) has been transferred, the Borrower shall cause the Custodian to transfer such Affiliate Security to an account established by the Borrower pursuant to the Custodial Agreement that does not hold Collateral. Nothing in this subsection 9.17(b) or in this Agreement shall be construed to designate as an Excluded Investment ineligible as Collateral under the Pledge and Intercreditor Agreement any investment that was not an Affiliate Security at the time it was delivered to the Administrative Agent pursuant to the Pledge and Intercreditor Agreement.

         Section 9.18 Marshalling; Recapture. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

         Section 9.19 Lender Representations, etc.; Non-Recourse Obligations.

               (a) By executing this Agreement or an Assignment Agreement, each Lender represents, warrants and covenants as of the Closing Date, with respect to Lenders party hereto on such date, or as of the date of the effectiveness of any assignment to such Lender, in the case of all other Lenders (either such date, the "Relevant Date"), as follows:

                         (i) neither it nor any of its representatives or
                    agents has offered or shall offer any interest in this Agreement by means of a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or publicized through the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                         (ii) as of the Relevant Date with respect to such
                    Lender, it has not granted or transferred or agreed to grant or transfer, any participation or other interest in this Agreement to any person except in accordance with
                    Section 9.4; and

                         (iii) its unsupported long-term senior debt
                    obligations are rated, or its claims paying or financial strength rating is, at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and is placed on a credit watch with positive implications by Moody's, and (y)(1) "A" by S&P or
                    (2) "A-" by S&P and is placed on a credit watch with positive implications by S&P (or its obligations are guaranteed by entities with such ratings), except in the case of an CP Conduit, in which case its commercial paper notes have short-term ratings of at least "P-1" by Moody's and "A-1" by S&P.

               (b) The Administrative Agent and the Lenders acknowledge and understand that in respect of the Obligations of the Borrower (including indemnification Obligations), such Persons shall have recourse only to the assets of the Borrower (subject to the provisions of the Pledge and Intercreditor Agreement, including any priority of payment provision that may be applicable thereunder) and that they shall have no recourse to the assets of any incorporator, director, officer, employee, agent, stockholder, manager or member of any holder of Preferred Interests, any Common Interest Holder, or any past, present or future manager or member of the Borrower, any past, present or future stockholder, manager, member or partner of any such member or any of their respective past, present or future incorporators, directors, officers, employees, agents, stockholders, managers, members or partners (including, without limitation, the Investment Manager or the Co-Manager or any of their respective Affiliates (other than the Borrower)), other than interests (or investments) in the Borrower and its assets, and in no event shall any such Person be held liable, personally or otherwise, with respect to the indebtedness evidenced by the Lender Notes, the Loans or for any other obligations under this Agreement, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Administrative Agent and each Lender; provided that nothing set forth herein shall limit any liability that the Investment Manager may have pursuant to the Investment Management Agreement.

               (c) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fee or any other obligations) of any Lender as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Lender or any incorporator, affiliate, stockholder, officer, employee or director of such Lender or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Lender, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Lender or any incorporator, stockholder, affiliate, officer, employee or director of such Lender or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Lender contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Lender and each incorporator, stockholder, affiliate, officer, employee or director of such Lender or of any such administrator, or any of them, for breaches by such Lender of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

               (d) Notwithstanding anything in this Agreement to the contrary, any Lender that is a CP Conduit shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such CP Conduit after paying or making provision for the payment of its commercial paper notes. All payment obligations of any such CP Conduit hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its commercial paper notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by such CP Conduit exceeds the amount available to such CP Conduit to pay such amount after paying or making provision for the payment of its commercial paper notes.

               (e) The provisions of this Section 9.19 shall survive the termination of this Agreement.

         Section 9.20 No Petition.

               (a) Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of any CP Conduit or SPC, including a Swingline Lender if it is a CP Conduit or SPC, such Person shall not institute against, or join any other Person in instituting against, such CP Conduit or SPC, including a Swingline Lender if it is a CP Conduit or SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of this Agreement and the making and repayment of the Loans.

               (b) Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Senior Indebtedness and Preferred Interests, no party hereto shall institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of this Agreement.

         Section 9.21 Integration. This Agreement and the other Credit Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

         Section 9.22 Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Lenders and the Administrative Agent, on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

         Section 9.23 Judgment Currency; Currency Indemnity.

               (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

               (b) The obligations of the Borrower in respect of any sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or any Lender of any sum adjudged to be so due in such Other Currency, the Administrative Agent or any such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due the Administrative Agent or any such Lender in the Original Currency, the Borrower agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or any such Lender against such loss, within five (5) Business Days of demand therefor and if the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or any such Lender in the Original Currency, such Lender shall remit such excess to the Borrower. The Borrower waives any right it may have in any jurisdiction to pay any amount hereunder in a currency other than that in which it is expressed to be payable.

         Section 9.24 Collateral Valuation Schedule. Each of the Moody's Collateral Valuation Schedule and S&P Collateral Valuation Schedule is hereby incorporated by reference in its entirety into this Agreement, and, by signing this Agreement, each party hereto hereby agrees to the terms and provisions of the Moody's

Collateral Valuation Schedule and S&P Collateral Valuation Schedule, which shall apply to the parties hereto in all respects as set forth therein and in this Agreement.

         Section 9.25 Consequences of Lender Ratings Downgrade. Notwithstanding any provision herein to the contrary, in the event that the unsupported long-term senior debt obligations or, if applicable, the claims paying or financial strength rating of any Lender (or, alternatively, if applicable, the guarantor of such Lender's obligations hereunder) is not, at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and on a credit watch with positive implications by Moody's, and (y)(1) "A" by S&P or (2) "A-" by S&P and on a credit watch with positive implications by S&P (or its obligations are not guaranteed by entities with such ratings) (or, in the case of a CP Conduit, its commercial paper notes do have short term ratings of at least "P-1" by Moody's and "A-1" by S&P), the Borrower may, at its option upon at least ten (10) Business Days' notice to the Administrative Agent and such Lender, replace such Lender as contemplated by, and in the manner provided in
Section 3.4.7. The Administrative Agent shall notify Moody's and S&P as soon as practicable of such Lender or guarantor who fails to have or maintain the ratings described above.

                     [Signatures begin on the next page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           TENNENBAUM OPPORTUNITIES
                                               PARTNERS V, LP, as Borrower



                                           By: /s/ Howard Levkowitz
                                               -------------------------------
                                               Name:  Howard Levkowitz
                                               Title: President


                                           WACHOVIA CAPITAL MARKETS, LLC,
                                               as Administrative Agent, Lead
                                               Manager and Joint Bookrunner


                                           By: /s/ Paul Burkhart
                                               -------------------------------
                                               Name:  Paul Burkhart
                                               Title: Director


                                           BANC OF AMERICA SECURITIES LLC,
                                               as Co-Lead Manager and Joint
                                               Bookrunner


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:


                                           WACHOVIA BANK, NATIONAL
                                               ASSOCIATION, as a Swingline
                                               Lender


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:



                     [Signature Page to Credit Agreement]

                                           WACHOVIA BANK, N.A., LONDON
                                               BRANCH, as a Swingline Lender


                                               By: /s/ Peter E.M. Sime
                                                  -----------------------------
                                                  Name:  Peter E.M. Sime
                                                  Title: Director



                                           WACHOVIA BANK, NATIONAL
                                               ASSOCIATION, as a Revolving
                                               Lender


                                               By: /s/ Michael Romanzo
                                                  -----------------------------
                                                  Name:  Michael Romanzo, CFA
                                                  Title: Vice President


                                           WACHOVIA BANK, N.A., LONDON
                                               BRANCH, as a Revolving Lender


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                           BANK OF AMERICA, N.A., as a
                                                Revolving Lender


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                           NIEUW AMSTERDAM RECEIVABLES CORP.,
                                               as a Revolving Lender


                                               By: /s/ Kevin P. Burns
                                                  -----------------------------
                                                  Name:  Kevin P. Burns
                                                  Title: Vice President


                     [Signature Page to Credit Agreement]

                                           COOPERATIEVE CENTRALE
                                               RAIFFEISEN-BOERENLEENBANK
                                               B.A., "RABOBANK
                                               INTERNATIONAL", NEW YORK BRANCH,
                                               as Designated CP Conduit
                                               Committed Lender to Nieuw
                                               Amsterdam Receivables Corp.,
                                               as a Revolving Lender



                                               By:
                                                   ---------------------------
                                                   Name:
                                                   Title:



                                               By:
                                                   ---------------------------
                                                   Name:
                                                   Title:



                     [Signature Page to Credit Agreement]

                                                                       ANNEX X

                                  DEFINITIONS

         Any defined terms used herein shall have the respective meanings set forth herein.

         "Acceleration Notice" means an Acceleration Notice under and as defined in the Pledge and Intercreditor Agreement.

         "Account Property" shall have the meaning set forth in the Custodial Agreement.

         "Adjusted Contributed Company Capital" means, at any date, Contributed Company Capital at such date minus Expensed Transaction Fees.

         "Administrative Agent" means Wachovia Capital Markets, LLC, in its capacity as agent for the Lenders under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

         "Administrative Expenses" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Advance Amount" means, at any date of determination, subject to
Section 1.8, the lower of (i) the Senior Advance Amount calculated using the Moody's Valuation Procedures and (ii) the Senior Advance Amount calculated using the S&P Valuation Procedures.

         "Advance Amount Cushion" has the meaning set forth in Section 6.2.5.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person, it being understood and agreed that TCP, TCO, the Investment Manager and their respective Affiliates shall constitute Affiliates of the Borrower. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Affiliate List" means a list of persons who are affiliates of any Lender for purposes of Section 23A, as the same may from time to time be delivered by the Administrative Agent to the Borrower in accordance with
Section 9.17.

         "Affiliate Security" means any security issued by a Person who is (a) an affiliate of any Lender for purposes of Section 23A, and (b) listed in the most recent Affiliate List provided by the Administrative Agent to the Borrower.

         "Aggregate Percentage" means, with respect to any Lender, a percentage equal to (x) the aggregate amount of such Lender's Revolving Commitment divided by (y) the aggregate of the Total Revolving Commitments.

         "Agreement" is defined in the preamble.

         "Applicable Law" with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Applicable Margin" means, with respect to any LIBOR Loan, Cost of Funds Rate Dollar Loan, EURIBOR Loan, Cost of Funds Rate Euro Loan or Swingline Loan, 0.35% per annum; provided, that in the event that the rating of the Loans hereunder has been withdrawn or downgraded to "Aa2" or lower by Moody's or "AA" or lower by S&P, the Applicable Margin for any such LIBOR Loan, Cost of Funds Rate Dollar Loan, EURIBOR Loan, Cost of Funds Rate Euro Loan or Swingline Loan will increase to 0.425% per annum; provided, further, that following the occurrence and during the continuance of any Default, the Applicable Margin for any such LIBOR Loan, Cost of Funds Rate Dollar Loan, EURIBOR Loan, Cost of Funds Rate Euro Loan or Swingline Loan shall be 3.00% per annum.

         "Approval" means each and every approval, consent, filing and registration by or with any Federal, state or other Governmental Authority necessary to authorize or permit the consummation of the transactions contemplated by the Transaction Documents, including the execution, delivery or performance of this Agreement or any other Credit Document or for the validity or enforceability thereof.

         "Approved Counterparty" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Dealer" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Exchange" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Investment Banking Firm" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Lender" means a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender (including any CP Conduit) with (i) short-term ratings of at least "P-1" by Moody's and "A-1" by S&P or (ii) long-term ratings or, if applicable, claims paying or financial strength ratings of at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and is placed on a credit watch with positive implications by Moody's and (y)(1) "A" by S&P or (2) "A-" by S&P and is placed on a credit watch with positive implications by S&P (or, if such entity does not have debt which is rated by Moody's and S&P but such entity's obligations are unconditionally and irrevocably guaranteed by entities with such ratings) or, in the case of a CP Conduit, a commercial paper note short-term rating of "P-1" by Moody's and at least "A-1" by S&P provided that (a) in the case of an Approved Lender that is a Designated CP Conduit, such Designated CP Conduit's Commitments hereunder must be fully supported by one or more Designated CP Conduit Committed Lenders which is an Approved Lender, and (b) in the case of an Approved Lender that is an Other CP Conduit, such Other CP Conduit shall have entered into a Liquidity Agreement with a Liquidity Provider which is an Approved Lender.

         "Approved Pricing Service" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Source" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Third-Party Appraisal" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Asset Category" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Assignment Agreement" has the meaning set forth in subsection
9.4(b).

         "Authorized Officer" means, with respect to the Borrower, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer or another Person whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 4.1.1 or such other representatives or agents as are thereafter certified in a similar manner from time to time and with respect to the Investment Manager, those of the Investment Manager's officers, managing members, members, representatives and agents whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 4.1.1 or such other representatives or agents as are thereafter certified in a similar manner from time to time.

                  "Babson" means Babson Capital Management LLC, a Delaware limited liability company.

         "Bank Loans" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Bankruptcy Remote Entity" means a special purpose entity formed under the laws of one of the States of the United States or the District of Columbia which is organized and operated in a manner designed to insulate it from the risk of becoming the subject of bankruptcy, reorganization, liquidation or other similar proceedings under any bankruptcy or insolvency law.

         "Base Rate" means, for any period, the higher of (a) the Federal Funds Effective Rate for such period, plus 0.50% per annum, and (b) the Prime Lending Rate for such period, plus 0.35% per annum.

         "Basel II Framework" means the framework for measuring the capital adequacy of banks in the form set out in the paper entitled "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" issued by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

         "Borrower" is defined in the preamble.

         "Borrower Organization Agreement" means the Limited Partnership Agreement of the Borrower dated as of December 15, 2006, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and Section 6.2.9.

         "Borrowing" means (a) the Revolving Loans made by all Revolving Lenders on any Business Day and (b) the Swingline Loans made by the Swingline Lenders on any Business Day, in each case in accordance with Section 3.1.

         "Borrowing Base" means, at any date of determination, an amount equal to the Advance Amount as of such date (determined in accordance with Section
6.1.1 and determined after giving effect to the application of the proceeds of any Loan(s) requested on such date).

         "Borrowing Request" means a loan request and certificate duly executed by the Borrower substantially in the form of Exhibit A.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day except a Saturday, Sunday or other day on which commercial banks are authorized or obligated by law, regulation or executive order to close in Charlotte, North Carolina, Columbia, Maryland, Minneapolis, Minnesota, New York City or Los Angeles, California, and (ii) with respect to all notices, borrowings and determinations in connection with, and payments of principal and interest on, LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans, Cost of Funds Rate Euro Loans and Swingline Loans, any day which is a Business Day described in clause (i) and which is also a TARGET Day and a day on which banks in London, England are open for dealings in Dollar or Euro deposits, as applicable, in the London interbank market.

         "Capital Stock" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Cash" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Cash Equivalent" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.

         "Closed-end Company" means a "Closed-end company" as defined in
Section 5(a)(2) of the Investment Company Act.

         "Closing Date" means December 15, 2006.

         "Co-Lead Manager" is defined in the preamble.

         "Co-Management Agreement" means the Co-Management Agreement, dated as of the Closing Date, among the Borrower, the Investment Manager and the Co-Manager, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

         "Co-Manager" means Babson, in its capacity as co-manager under the Co-Management Agreement, unless and until a replacement co-manager shall have become co-manager pursuant to the Co-Management Agreement, and thereafter "Co-Manager" shall mean such replacement co-manager.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Collateral Documents" means the Pledge and Intercreditor Agreement, the Custodial Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a Lien is granted in accordance with the terms of the Pledge and Intercreditor Agreement as security for any of the Senior Lender Indebtedness.

         "Collateral Valuation Schedule" means the Moody's Collateral Valuation Schedule and/or the S&P Collateral Valuation Schedule.

         "Commitment" means each Revolving Commitment.

         "Commitment Reduction Amount" is defined in Section 2.2.

         "Commitment Reduction Date" is defined in Section 2.2.

         "Commitment Reduction Premium" is defined in Section 2.2.

         "Commitment Termination Date" means the earliest of (a) the Scheduled Commitment Termination Date (or, if an extension is made pursuant to Section 2.3.1, the applicable Extension Date), (b) the date of any termination of all of the Commitments in accordance with Section 2.2 and (c) the date of occurrence of any Commitment Termination Event.

         "Commitment Termination Event" means the earlier of (a) automatically and without notice or further action, the occurrence of any Event of Default described in Section 7.1.9 with respect to the Borrower or (b) the occurrence and continuation of any other Event of Default under this Agreement and the declaration of the Loans to be due and payable pursuant to Section 7.3 or, in the absence of such declaration, a direction from the Required Lenders to the Administrative Agent, to the extent permitted under this Agreement, to give notice to the Borrower of the termination of the Commitments of the Lenders.

         "Common Interest Holder" means, at any date, with respect to any outstanding Common Interest, the record holder of such Common Interest as reflected in the register held by the Borrower.

         "Common Interest Holders' Escrow Account" has the meaning set forth in the Custodial Agreement.

         "Common Interests" means the common limited partner interests (or other form of common equity) issued by the Borrower pursuant to the Borrower Organization Agreement.

         "Company Equity" means, at any date, the equity of the Borrower represented by the Common Interests (determined in accordance with GAAP as of such date); provided, that for purposes of Sections 6.1.15 and 6.2.5, Company Equity will not be reduced by Expensed Transaction Fees of the Borrower or by Interest Rate Hedging Transactions entered into pursuant to Section 6.1.16 and will be increased by the net contributions from any Subordinated Equity Security. For purposes of this Agreement, Company Equity shall be deemed to be the Company Equity as of the end of the most recently completed fiscal quarter for which financial statements are available as adjusted to give effect to any capital contributions and distributions that occurred after such fiscal quarter.

         "Company Tax Distribution" means any distribution that the Borrower reasonably and in good faith estimates should be made by it to the Common Interest Holders (i) to provide such Persons funds to pay taxes in respect of the Preferred Interests or Common Interests held by such Persons or (ii) in order to preserve the U.S. federal income tax status of the Borrower as a regulated investment company.

         "Consent Notice" is defined in Section 2.3.1.

         "Consent Period" is defined in Section 2.3.1.

         "Continuing Lender" is defined in Section 2.3.1.

         "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any instrument, agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contributed Company Capital" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Cost of Funds Rate" means, with respect to a Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan, the rate determined pursuant to
Section 3.4.1(i) (not to exceed LIBOR plus 0.20% per annum, in the case of Cost of Funds Rate Dollar Loans, or EURIBOR plus 0.20% per annum, in the case of Cost of Funds Rate Euro Loans).

         "Cost of Funds Rate Dollar Loan" means any Revolving Loan denominated in Dollars made by a Lender that is a CP Conduit or an SPC.

         "Cost of Funds Rate Euro Loan" means any Revolving Loan denominated in Euros made by a Lender that is a CP Conduit or an SPC.

         "CP Conduit" means a Lender which is a Bankruptcy Remote Entity, and which obtains a portion of its financing, either directly or indirectly, through the issuance of commercial paper notes.

         "Credit Document" means this Agreement, the Lender Notes, the Collateral Documents, each Borrowing Request and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing, but excluding, for the avoidance of doubt, the Investment Management Agreement, the Co-Management Agreement and the Borrower's Organic Documents.

         "Custodial Account" has the meaning set forth in the Custodial
Agreement.

         "Custodial Agreement" means the custodial agreement dated as of the Closing Date among the Borrower, the Custodian, the Administrative Agent, and the Secured Parties Representative, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Custodian" means Wells Fargo Bank, National Association, acting in its capacity as Custodian under the Custodial Agreement and any successor thereto in such capacity.

         "Debt" of any Person means, at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all Debt of others secured by a

Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and (vii) all Debt of others Guaranteed by such Person, it being acknowledged and understood that Debt shall in no event include any obligations under any Hedging and Short Sale Transactions.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of this Agreement, become an Event of Default; provided, that a "Default" shall not include a failure by the Borrower to comply with Section 6.1.18 of this Agreement so long as such failure is cured within the applicable grace period specified therein.

         "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

         "Defensive Hedge Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Designated CP Conduit" means any CP Conduit that is a party to a Loan Purchase Agreement.


         "Designated CP Conduit Committed Lender" means an Approved Lender that has committed to purchase the Loans of a Designated CP Conduit and make Loans to the Borrower pursuant to Section 2.1 in lieu of such Designated CP Conduit in accordance with the terms of a Loan Purchase Agreement and any permitted successor or assign.

         "Determination Date" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Disqualified Transferee" is defined in subsection 9.4(c).

         "Dollar" or "$" means dollars in lawful currency of the United States of America.

         "Dollar Equivalents" means, as to any amount denominated in Euros, the equivalent amount in Dollars as determined by the Administrative Agent at the relevant time on the basis of the Exchange Mechanism.

         "Eligible Counterparty" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Eligible Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Eligible Transferee" means and includes a commercial bank, savings and loan association, insurance company, investment company, business development company, other financial institution or other corporation, business trust, partnership or fund not formed for the specific purpose of acquiring the Loans.

         "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

         "Equity Capital Commitments" means irrevocable commitments of the Common Interest Holders to provide an aggregate amount of $725,000,000 to be contributed as equity capital to the Borrower, as such commitments may be increased, up to a maximum aggregate amount of $1,500,000,000, on or prior to March 31, 2007.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

         "EURIBOR" means, with respect to each Interest Period for any EURIBOR Loan, an interest rate per annum determined by the Administrative Agent equal to:

         (i) the rate appearing on the Screen as EURIBOR Rate for one-month deposits in Euros as of 11:00 a.m. Brussels time two TARGET Days before the applicable funding date (with respect to the initial Interest Period for such Borrowing) and two TARGET Days before the first day of the applicable Interest Period (with respect to all subsequent Interest Periods for such Borrowing); or

         (ii) if no such rate appears on the Screen at such time and day, then EURIBOR shall be equal to the arithmetic mean (calculated by the Administrative Agent) of the offered quotations of four EURIBOR Reference Banks for one-month deposits in Euros as of 11:00 a.m. Brussels time two TARGET Days before the applicable funding date (with respect to the initial Interest Period for such Borrowing) and two TARGET Days before the first day of the applicable Interest Period (with respect to all subsequent Interest Periods for such Borrowing); provided that if, on any such date, at least two of the EURIBOR Reference Banks provide such quotations, EURIBOR shall equal the arithmetic mean of such quotations;

provided, however, that if (i) for the relevant Interest Period the rate appearing on the Screen as EURIBOR Rate for deposits in Euro is not available and none or only one of the EURIBOR Reference Banks supplies a rate to the Administrative Agent to determine the EURIBOR for the relevant Interest Period; or (ii) before close of business in London on the relevant TARGET Day for the relevant Interest Period, the Administrative Agent receives notifications from any Lenders representing, in aggregate, more than 50% of the aggregate Revolving Commitments of the Lenders then in effect, that the cost to it of obtaining matching deposits in the relevant interbank market would be in excess of EURIBOR, then the Euro Base Rate shall be the interest rate.

         "EURIBOR Loan" means a Loan (excluding, for the avoidance of doubt, any Cost of Funds Rate Euro Loan, LIBOR Loan, Cost of Funds Rate Dollar Loan or Swingline Loan) bearing interest at a rate determined by reference to EURIBOR.

         "EURIBOR Reference Banks" means four major banks in the relevant interbank market selected by the Administrative Agent.

         "Euro" or "(euro)"means the lawful currency of the Participating Member States.

         "Euro Base Rate" means, for any period, the main refinancing rate as set by the European Central Bank, plus 0.50% per annum.

         "Event of Default" is defined in Section 7.1.

         "Excess Amount" as of any Business Day, for purposes of this Agreement, means the amount, if any, by which the sum of the Outstanding Principal Amount of the Loans as of the close of business of such Business Day exceeds the Advance Amount as of such close of business.

         "Excess Date" means any Business Day on which there is an Excess Amount. An Excess Date shall always follow a Business Day (i) that does not have an

Excess Amount or (ii) on which the Borrower has satisfied the Over-Collateralization Test by complying with clause (i) of Section 6.1.18.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successor statute thereto.

         "Exchange Mechanism" means (a) in the case of a Borrowing of Swingline Loans denominated in Euros, the Dollar Equivalent calculated by the Administrative Agent by using the spot selling rate at which the Administrative Agent offers to sell Euros for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time for delivery on the day on which the related Borrowing Request is received or deemed received, and such spot selling rate shall be applicable to the related Swingline Loan until the applicable Swingline Lender has been reimbursed and (b) in the case of a Borrowing of EURIBOR Loans or Cost of Funds Rate Euro Loans, the Dollar Equivalent calculated by the Administrative Agent on the day which is two Business Days prior to the first day of the related Interest Period of such Borrowing by using the spot selling rate at which the Administrative Agent offers to sell Euros for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time for delivery two Business Days later, and such spot selling rate shall be applicable to the related EURIBOR Loan or Cost of Funds Rate Euro Loan for the related Interest Period; provided, that, on any day, the Administrative Agent may calculate the Dollar Equivalent of all Borrowings outstanding in Euros by using the spot selling rate at which the Administrative Agent offers to sell Euros for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time for delivery on the same day.

         "Excluded Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Expensed Transaction Fees" means, as of any date, all legal, tax, accounting software and systems, and other organizational expenditures incurred in connection with this Agreement or the issuance of the Preferred Interests, the formation and capitalization of the Borrower and related entities (including without limitation any special purpose vehicles that issue securities backed by or representing interests in the Common Interests approved by the Borrower) and the fees due to the initial purchasers in connection with the issuance of the Preferred Interests and to the agents and Lenders in connection with the placement of the Loans, to the extent such amounts have been expensed, or capitalized and amortized, whether or not any such amount is actually expensed, or capitalized and amortized, as approved by the Independent Public Accountant of Issuer, on or prior to such date.

         "Extension Date" is defined in Section 2.3.1.

         "Extension Notice" is defined in Section 2.3.1.

         "Facility Commitment" means the aggregate amount of all Commitments of the Lenders from time to time. The original Facility Commitment is $483,000,000.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the FRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" means the fee letter dated as of the Closing Date from the Administrative Agent to the Borrower.

         "Final Maturity Payment Default Notice" means a Final Maturity Payment Default Notice under and as defined in the Pledge and Intercreditor Agreement.

         "Fitch" means Fitch, Inc., or any successor thereto.

         "FRB" means the Federal Reserve Bank of New York.

         "FRS Board" means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

         "Fund Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Funding Agent" means, with respect to each CP Conduit, the bank or other financial institution acting as the agent of such CP Conduit under this Agreement and the Loan Purchase Agreement or the Liquidity Agreement to which such CP Conduit and such agent are parties.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

         "Hedging and Short Sale Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Hedging SPEs" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "High Yield Bonds" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Holder" means, at any date, with respect to any outstanding Lender Note or Loan, the Lender registered with the Administrative Agent on the Register as the record owner of such Lender Note (or the Loans and Obligations represented by such Lender Note) or Loan.

         "Incur," "Incurred" and "Incurrence" have the meaning set forth in
Section 6.2.2 of this Agreement.

         "Independent Public Accountant" means one of the four largest independent public accounting firms in the United States as of the Closing Date or any independent public accounting firm reasonably satisfactory to the Administrative Agent.

         "Industry" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.


         "Interest Period" means, with respect to any LIBOR Loan, EURIBOR Loan, Cost of Funds Rate Dollar Loan or Cost of Funds Rate Euro Loan, the Interest Period applicable thereto, as determined pursuant to Section 3.4.2.

         "Interest Rate Hedging Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Investment Company Act" means the United States Investment Company Act of 1940, as amended.

         "Investment Holding Subsidiaries" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Investment Management Agreement" means the Investment Management Agreement dated as of the Closing Date between the Borrower and the Investment Manager relating to the management of the investment portfolio of the Borrower, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and Section 6.2.9.


         "Investment Manager" means TCP, in its capacity as investment manager under the Investment Management Agreement, unless terminated in accordance with the Investment Company Act. In the event of any such termination or otherwise "Investment Manager" shall mean a replacement investment manager only if such replacement investment manager shall have become investment manager pursuant to the Investment Management Agreement and subsection 6.2.9(b).

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Key Individual" means any individual serving in high-level management capacities for the Investment Manager identified in the list delivered to the Administrative Agent and the Lenders pursuant to Section 4.1.16, as updated in accordance with Section 6.1.21.

         "Lead Manager" is defined in the preamble.

         "Lender" means (i) each financial institution or other institutional lender (including any CP Conduit) listed on the signature pages of this Agreement, (ii) each Designated CP Conduit Committed Lender upon making or purchasing of the Loans requested of the related Designated CP Conduit, and
(iii) each Person which becomes an assignee pursuant to subsection 9.4(b) and their respective successors, in the case of each of clauses (i), (ii) and
(iii), unless and until such Person has assigned all of its rights and obligations hereunder to an assignee pursuant to subsection 9.4(b).

         "Lender Default" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1.1, in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Lender Note" means each Revolving Note and each Swingline Note.

         "Lending Party" is defined in Section 3.6.

         "LIBOR" means, with respect to each Interest Period, the rate determined by the Administrative Agent in accordance with the following provisions:

               (i) LIBOR shall equal the rate, as determined by the Administrative Agent on each LIBOR Determination Date, for one-month U.S. dollar deposits which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News.

               (ii) If, on any LIBOR Determination Date, such rate does not appear on the Telerate Page 3750, the Administrative Agent shall determine the arithmetic mean of the offered quotations of the LIBOR Reference Banks to prime banks in the London interbank market for one-month U.S. dollar deposits by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Administrative Agent to the LIBOR Reference Banks. If, on any LIBOR Determination Date, at least two of the LIBOR Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any LIBOR Determination Date, only one or none of the LIBOR Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Administrative Agent (after consultation with the Borrower) are quoting on such LIBOR Determination Date for one-month U.S. dollar deposits to the principal London offices of leading banks in the London interbank market.

               (iii) If the Administrative Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be the Base Rate for each day during such Interest Period.

         For the purposes of clause (ii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty second of a percentage point.

         "LIBOR Determination Date" means the second London Banking Day prior to the first day of each Interest Period.

         "LIBOR Loan" means a Loan (excluding, for the avoidance of doubt, any Cost of Funds Rate Dollar Loan, EURIBOR Loan, Cost of Funds Rate Euro Loan or Swingline Loan) bearing interest at a rate of interest determined by reference to LIBOR.

         "LIBOR Market Index Rate" with respect to any Swingline Loan denominated in Dollars for any day, means the rate, as determined by the Administrative Agent, for Dollar deposits with maturities comparable to such Swingline Loan as reported on Telerate Page 3750 as of 11:00 a.m. London time, for such day, provided, if such day is not a London Banking Day, the immediately preceding London Banking Day

(or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

         "LIBOR Reference Banks" means four major banks in the London interbank market selected by the Administrative Agent.

         "Lien" means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement relating to such asset).

         "Liquidation Acceleration" means a Liquidation Acceleration under and as defined in the Pledge and Intercreditor Agreement.

         "Liquidity Agreement" means each liquidity agreement, asset purchase agreement or other similar agreement entered into from time to time by a Lender which is an Other CP Conduit, one or more financial institutions parties thereto as Liquidity Providers, a liquidity agent, a collateral agent or such other persons as may be party thereto, if any, as the same may from time to time be amended, restated, supplemented or otherwise modified, providing for the Liquidity Providers parties thereto to make loans from time to time to the Other CP Conduit to support the making and/or maintaining of Loans by the Lender under this Agreement.

         "Liquidity Provider" means any Person providing liquidity or credit enhancement support for an Other CP Conduit in connection with the transactions contemplated pursuant to this Agreement.

         "Loan" means each Revolving Loan and each Swingline Loan.

         "Loan Purchase Agreement" means each loan purchase agreement, asset purchase agreement or other similar agreement entered into from time to time by one or more Lenders which are CP Conduits or SPCs, one or more Designated CP Conduit Committed Lenders, and the other parties thereto, pursuant to which such Designated CP Conduit Committed Lenders shall be committed to purchase, or acquire participation interests in, the Loans of such CP Conduit or SPCs and make Loans requested of such CP Conduit by the Borrower hereunder, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "London Banking Day" means any Business Day on which dealings in U.S. dollar deposits are carried on in the London interbank market.

         "Majority Lenders" means, at any time and without duplication in the case of Designated CP Conduits and their respective Designated CP Conduit Committed Lenders, Lenders having, in the aggregate, a Voting Percentage of more than 50% of the total Voting Percentages of all the Lenders at such time.

         "Mandatory Borrowing" is defined in subsection 3.1.1(c).

         "Margin Stock" means "margin stock" as defined in Regulation U of the FRS Board, as amended from time to time.

         "Market Value" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Market Value Price" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

         (a) the financial condition or operations of the Borrower taken as a whole;

         (b) the ability of the Borrower to timely and fully perform any of its payment or other material obligations under this Agreement or any other Credit Document to which it is a party or under the Borrower Organization Agreement or the Preferred Interests; or


         (c) the perfected security interest of the Secured Parties Representative in the Collateral, for the benefit of the Administrative Agent and the Lenders.

         "Maximum Swingline Amount" means $100,000,000.

         "Minimum Borrowing Amount" means, at any time, with respect to any commitment fee payable under Section 2.4.1, 20% of the Total Maximum Commitment.

         "Monthly Date" means the last day of each Interest Period, commencing in January 2007.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Moody's Collateral Valuation Schedule" shall mean the Moody's Collateral Valuation Schedule attached as Schedule 9 to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Moody's Valuation Procedures" shall mean the procedures prescribed by Moody's for determining the Market Value of Fund Investments as set forth in the Moody's Collateral Valuation Schedule.

         "Net Asset Value" means "Company Equity" as calculated in the definition thereof determined by the Borrower, at any date, based upon good faith estimates for accruals and expenses of the Borrower, which may, but need not, be fully compliant with GAAP.

         "Non-Defaulting Lender" means each Lender other than a Defaulting
Lender.

         "Non-Petition Covenant" means a covenant by any Person to the effect that, prior to the date that is one year (or, if longer, the preference period then in effect under applicable federal and state law) and one day after the payment in full of all Senior Indebtedness and Preferred Interests, it will not commence or otherwise institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings.

         "Obligations" means all obligations and liabilities of the Borrower to the Administrative Agent or any of the Lenders or any Designated CP Conduit Committed Lender or Liquidity Provider, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Loans, the Lender Notes, any other Credit Document or any Secured Hedging Transaction.

         "Organic Documents" of any Person means its certificate of limited partnership or formation, limited partnership agreement, limited liability company agreement, operating agreement, memorandum and articles of association, charter and by-laws or similar constitutive documents and includes all agreements, voting trusts and similar arrangements with or among the holders of such Person's Capital Stock or other equity.

         "Other CP Conduit" means any CP Conduit that is a Lender (other than a Designated CP Conduit).

         "Outstanding Principal Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Over-Collateralization Test" is defined in Section 6.1.18.

         "Participating Member State" means a member state of the European Community which has adopted the single currency in accordance with the Treaty of Rome of 25 March 1957, as amended, inter alia, by the Single European Act and the Treaty of European Union of 7 February 1992, establishing the European Union.

         "Payment Office" means the office of the Administrative Agent located at 201 South College Street, NC0680, Charlotte, North Carolina 28244, or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

         "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA.

         "Percentage" means, with respect to any Lender, such Lender's Revolving Percentage.

         "Performing" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Permitted Liens" is defined in Section 6.2.3.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Plan Assets" means such term within the meaning of the Department of Labor Regulation 29 CFR ss. 2510.3-101, as amended, and the advisory opinions and rulings issued thereunder.

         "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Custodian, the Administrative Agent and the Secured Parties Representative, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Portfolio Limitations" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Preferred Interest Holder" means, at any date, with respect to any outstanding Preferred Interest, the record holder of such Preferred Interest as reflected in the register of the Borrower.

         "Preferred Interests" means any preferred limited partner interests (or other form of preferred equity) issued by the Borrower pursuant to the Borrower Organization Agreement.

         "Prime Lending Rate" means the rate which Wachovia Bank, National Association announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes, or if such bank ceases to exist or is not quoting a prime lending rate, such other major money center commercial bank in New York City as is selected by the Administrative Agent. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wachovia Bank, National Association may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Proceeding" means the making of a trust, mortgage or assignment for the benefit of creditors; the voluntary or involuntary dissolution, winding up, total or partial liquidation, reorganization, bankruptcy, insolvency, receivership or marshalling of assets or liabilities of the Borrower; or any other statutory, common law or contractual proceeding or arrangement for the postponement or adjustment of all or a substantial part of the liabilities of the Borrower.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(l) of the UCC and, in any event shall include, without limitation, all interest, dividends or other earnings, income or distributions from or in respect of, or investments or reinvestments of, the Cash and Cash Equivalents from time to time on deposit in the Custodial Account and the Pledged Investments (as defined in the Pledge and Intercreditor Agreement) and all other proceeds of Collateral (whether the same arise or are acquired before or after commencement of a Proceeding in which the Borrower is a debtor).

         "Quarterly Date" means the 20th calendar day of each January, April, July and October, commencing in April of 2007, or, if any such day is not a Business Day, the next succeeding day that is a Business Day.

         "Rating Agency" means a nationally recognized statistical rating organization in the United States selected by the Borrower that will be substituted for Moody's or S&P (or their respective successors) if any such entity is no longer in the business of rating securities.

         "Rating Agency Condition" means, with respect to any specified action, that (a) each of Moody's and S&P shall have been given prior written notice thereof and (b) each of Moody's and S&P shall have notified the Borrower in writing that such action will not result at that time in a downgrading or withdrawal of its then current ratings of the Debt under this Agreement or the Preferred Interests, as applicable.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

         "Register" is defined in Section 9.16.

         "Regulation D" means, unless otherwise indicated, Regulation D of the FRS Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Related Contract" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Related Person" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Relevant Date" is defined in subsection 9.19(a).

         "Replaced Lender" is defined in Section 3.4.7.

         "Replacement Lender" is defined in Section 3.4.7.

         "Reporting Date" means the last Business Day of each calendar month, commencing in January 2007.

         "Required Lenders" means, at any time and without duplication in the case of Designated CP Conduits and their respective Designated CP Conduit Committed

Lenders, Lenders having, in the aggregate, a Voting Percentage of more than 60% of the total Voting Percentages of all the Lenders at such time.

         "Restricted Payment" means

         (i) any payment or other distribution (including, without limitation, dividends) to any Common Interest Holder of the Borrower in respect of its Common Interests;

         (ii) any payment or other distribution on account of the purchase, redemption, retirement or acquisition of any Common Interest, Preferred Interest or other equity interest in the Borrower; or

         (iii) any payment in respect of any Subordinated Equity Securities.

For the avoidance of doubt, dividends on the Preferred Interests shall not be treated as Restricted Payments and may be paid by the Borrower at any time in accordance with the terms of the Borrower Organization Agreement.

         "Revolving Borrowing" means a Borrowing of Revolving Loans.

         "Revolving Commitment" has the meaning set forth in subsection
2.1.1(a).

         "Revolving Lender" means each Lender that has a Revolving Commitment.

         "Revolving Loan" is defined in subsection 2.1.1(a).

         "Revolving Note" is defined in Section 3.2.

         "Revolving Percentage" of any Lender means, at any time: (a) with respect to the aggregate amount of Revolving Commitments of all Lenders to make Revolving Loans of any Type at such time, the percentage which such Lender's Revolving Commitment to make Revolving Loans, if any, is of the aggregate amount of Revolving Commitments of all Lenders to make Revolving Loans at such time; and (b) with respect to the aggregate amount of Revolving Loans which are outstanding at such time, the percentage which the aggregate principal amount of such Lender's Revolving Loans of such Type is of the total principal amount of Revolving Loans of such Type at such time; in each case as shown on the Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment Agreement, as provided in such Assignment Agreement) and in all cases as changed from time to time as a consequence of Assignment Agreements pursuant to subsection 9.4(b) and as reflected in the books and records of the Administrative Agent at such time.

         "RIC Distribution" is defined in Section 6.2.5.

         "RIC Withholding Taxes" is defined in Section 6.2.5.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, or any successor thereto.

         "S&P Collateral Valuation Schedule" means Schedule 10 to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "S&P Valuation Procedures" means the procedures prescribed by S&P for determining the Market Value of Fund Investments as set forth in the S&P Collateral Valuation Schedule.

         "Scheduled Commitment Termination Date" means December 15, 2014.

         "Screen" means the relevant display page for EURIBOR Rate (as determined by the Administrative Agent) appearing on Reuters Page 248 and 249, as applicable (or if such page is replaced or such service ceases to be available, another page as agreed between the Borrower and the Administrative Agent); provided that if the Administrative Agent determines that there is no such relevant display page for EURIBOR Rate, "Screen" means the relevant display page for EURIBOR Rate (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service.

         "Section 23A" means Section 23A of the Federal Reserve Act, 12 USC 371c, and any regulations, interpretations, rulings and opinions of the FRS Board.

         "Secured Hedging Advance Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Hedging Net Exposure" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Hedging Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Parties Representative" means Wachovia Capital Markets, LLC, as Secured Parties Representative under the Pledge and Intercreditor Agreement, and any successor thereto in such capacity.

         "Securities" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Securities Lending Transactions" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.


         "Senior Advance Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Senior Indebtedness" means all Debt and other payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the other Credit Documents, the Loans or the Secured Hedging Transactions, whether outstanding on the Closing Date or thereafter created or incurred, including obligations owing to the Custodian under the Custodial Agreement, to the Administrative Agent under this Agreement and to the Secured Parties Representative under the Pledge and Intercreditor Agreement; provided, however, that Senior Indebtedness shall not include any Debt or such other obligations incurred in violation of this Agreement.

         "Senior Lender Indebtedness" means all Debt and other payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the Loans, the Lender Notes or the Secured Hedging Transactions, whether outstanding on the Closing Date or thereafter created or incurred.

         "SPC" is defined in Section 3.8.

         "Statement Date" is defined in Section 6.1.18.

         "Structured Product Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Subordinated Equity Securities" means any equity securities issued by the Borrower following the Closing Date which are permitted pursuant to
Section 6.2.2(iii).

         "Subsidiary" means at any time, with respect to any Person (the "parent"), any corporation, association, partnership or other business entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, manager or comparable body of such corporation, association, partnership or other business entity (irrespective of whether at the time securities or other ownership interests of any other class or classes of such corporation, association, partnership or other business entity shall or might have voting power solely upon the occurrence of any contingency) are, at such time owned directly or indirectly by the parent, by one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and
(b) which is also required at such time under GAAP to be consolidated with the parent. Notwithstanding the foregoing, with respect to the Borrower, any corporation, association, partnership or other business entity that otherwise meets the definition of "Subsidiary" shall not constitute a Subsidiary of the Borrower, if the securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, manager or comparable body of such corporation, association, partnership or other business entity are obtained by the Borrower upon conversion, foreclosure or exercise of remedies or in connection with a bankruptcy, reorganization, restructuring or similar proceeding

(whether or not under the supervision of a court or other regulatory body) of the issuer or obligor of a Fund Investment.

         "Swap Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Swingline Base Rate" means, for any period, the main refinancing rate as set by the European Central Bank for such period, plus 0.50% per annum.

         "Swingline Expiry Date" means the date which is ten (10) Business Days prior to the Commitment Termination Date or such later date as agreed to in writing by the Swingline Lenders from time to time.


         "Swingline Lender" means (a) in the case of Swingline Loans denominated in Dollars, Wachovia Bank, National Association, and its successors and assigns, in its capacity as the lender of such Swingline Loans, and (b) in the case of Swingline Loans denominated in Euros, Wachovia Bank, N.A., London Branch, and its successors and assigns, in its capacity as the lender of such Swingline Loans.

         "Swingline Loans" is defined in subsection 2.1.1(d).

         "Swingline Note" is defined in Section 3.2.

         "Swingline Rate" means, for any period, (a) in the case of a Swingline Loan denominated in Dollars, the LIBOR Market Index Rate; provided, that following the occurrence and during the continuance of any Default, the Swingline Rate shall be LIBOR, and (b) in the case of a Swingline Loan denominated in Euros, the Swingline Base Rate.

         "TARGET Day" means any Business Day on which the Trans-European Automated Real-time Gross settlement Express Transfer system is open.

         "Tax Certificate" is defined in subsection 3.6(b).

         "Taxes" is defined in Section 3.6.

         "TCO" means Tennenbaum & Co., LLC.

         "TCP" means Tennenbaum Capital Partners, LLC, a Delaware limited liability company.

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

         "Total Capitalization" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Total Maximum Commitment" means, at any date of determination, (a) on and after the Closing Date and prior to the Commitment Termination Date, $483,000,000 and (b) on and after the Commitment Termination Date, zero; provided, that (1) the calculations in this definition shall be made after giving effect to all issuances, payments and other transactions contemplated on the applicable date; and (2) the Total Maximum Commitment may be reduced as provided in subsections 2.2(a), 2.3.5 and 9.12(c) or increased as provided in subsection 2.2(b).

         "Total Revolving Commitments" means the sum of the Revolving Commitments of each of the Lenders.

         "Transaction Documents" means this Agreement, the other Credit Documents, the Investment Management Agreement, the Co-Management Agreement, the Notes, the Preferred Interests, the Borrower Organization Agreement and any other agreement, instrument or document executed and delivered by the Borrower in connection with the foregoing.

         "Trigger Event" means any event specified in Section 11(b) of the Investment Management Agreement pursuant to which a "Replacement Principal" may be appointed in accordance with the terms of the Investment Management Agreement.

         "Type" means any type of Loan determined with respect to the interest rate option applicable thereto (i.e., a Cost of Funds Rate Dollar Loan, a LIBOR Loan, a Cost of Funds Rate Euro Loan, a EURIBOR Loan or a Swingline
Loan).

         "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

         "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Unquoted Investment" means any Fund Investment other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

         "Unutilized Commitment" means, at any time, the amount, if any, by which the Total Maximum Commitment exceeds the then aggregate outstanding principal amount of Revolving Loans.

         "U.S. Government Securities" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Valuation Statement" is defined in subsection 6.1.1(b).

         "Voting Percentage" of any Lender means, at any time:

         (i) prior to the first Borrowing, the percentage which such Lender's aggregate Commitments at such time is of the total aggregate Commitments of all the Lenders at such time; and

         (ii) on and after the first Borrowing, the percentage which (i) the sum of the outstanding principal amount of such Lender's Loans (other than Swingline Loans) plus such Lender's aggregate unused Commitments at such time is of (ii) the sum of the outstanding principal amount of all Loans (other than Swingline Loans) plus the aggregate amount of all unused Commitments at such time, in each case as shown in the Register;

provided that a Lender may divide its Voting Percentage in accordance with
Section 9.16. If the Borrower or any Affiliate thereof or of TCP holds any Loans or Commitments, (x) neither the Borrower nor any such Affiliate shall be included as a Lender for purposes of this definition, and (y) the amount of such Loans or Commitments shall be subtracted from the total amounts of such Loans and Commitments based on which the calculation of Voting Percentages are made.

         "Welfare Plan" means a "welfare plan," as such term is defined in section 3(l) of ERISA.

         "Withdrawal Notice" is defined in Section 2.3.2.

         "Withdrawing Lender" is defined in Section 2.3.2.

         "Yield-to-Worst" has the meaning set forth in the applicable Collateral Valuation Schedule.